As filed with the Securities and Exchange Commission on November 13, 2006

Registration No. 333-133475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDDLE KINGDOM ALLIANCE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-4293876
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Sandy Springs Circle, Suite 223
Atlanta, GA 30328
(404) 843-8585

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

David A. Rapaport, Esq.
General Counsel
333 Sandy Springs Circle, Suite 223
Atlanta, GA 30328
(404) 257-9150

Facsimile: (404) 257-9125

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Ralph V. De Martino, Esq.	Joel D. Mayersohn, Esq.
Cozen O’Connor	Arnstein & Lehr, LLP
The Army & Navy Club Building	200 E. Las Olas Blvd., Suite 1700
1627 I Street, NW, Suite 1100	Fort Lauderdale, FL 33301
Washington, DC 20006	(954) 713-7614
(202) 912-4800	Facsimile: (954) 713-7700
Facsimile: (202) 912-4830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Series A Units, each consisting of one share of Common Stock, $.001 par value, and five non- redeemable Class A Warrants(2)	207,000 Series A Units	$8.00	$1,656,000	$177.00
Series B Units, each consisting of one share of Class B Common Stock, $.001 par value, and one redeemable Class B Warrant(3)	3,450,000 Series B Units	$8.00	$27,600,000	$2,954.00
Shares of Common Stock included as part of the Series A Units(2)	207,000 Shares	—	—		(4)
Shares of Class B Common Stock included as part of the Series B Units(3)	3,450,000 Shares	—	—		(4)
Class A Warrants included as part of the Series A Units(2)	1,035,000 Class A Warrants	—	—		(4)
Redeemable Class B Warrants included as part of the Series B Units(3)	3,450,000 Redeemable Class B Warrants	—	—		(4)
Shares of Common Stock underlying the Class A Warrants included in the Series A Units(5)	1,035,000 Shares of Common Stock	$5.00	$5,175,000	$554.00
Shares of Class B Common Stock underlying the redeemable Class B Warrants included in the Series B Units(5)	3,450,000 Shares of Class B Common Stock	$5.00	$17,250,000	$1,846.00
Representatives’ Unit Purchase Option	1	$100.00	$100	$1.00
Units underlying the Representatives’ Series A Unit Purchase Option (“Underwriters’ Units”)(5)	18,000 Series A Units	$10.00	$180,000	$19.00
Units underlying the Representatives’ Series B Unit Purchase Option (“Underwriters’ Units”)(5)	300,000 Series B Units	$10.00	$3,000,000	$321.00
Shares of Common Stock included as part of the Underwriters’ Series A Units(5)	18,000 Shares of Common Stock	—	—		(4)
Shares of Class B Common Stock included as part of the Underwriters’ Series B Units(5)	300,000 Shares of Class B Common Stock	—	—		(4)
Class A Warrants included as part of the Representatives’ Series A Units(5)	90,000 Class A Warrants	—	—		(4)
Redeemable Class B Warrants included as part of the Representatives’ Series B Units(5)	300,000Redeemable Class B Warrants	—	—		(4)
Shares of Common Stock underlying the Class A Warrants included in the Representatives’ Series A Units(5)	90,000 Shares of Common Stock	$6.25	$562,500	$60.00
Shares of Class B Common Stock underlying the redeemable Class B Warrants included in the Representatives’ Series B Units(5)	300,000 Shares of Class B Common Stock	$6.25	$1,875,000	$201.00
Total			$57,298,600	$6,133.00	(6)

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 27,000 Series A Units and 27,000 shares of Common Stock and 135,000 Class A Warrants underlying such Series A Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

Includes 450,000 Series B Units and 450,000 shares of Class B Common Stock and 450,000 Class B Warrants underlying such Series B Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(4)

No fee pursuant to Rule 457(g).

(5)

Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Class A and Class B Warrants.

(6)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION NOVEMBER 13, 2006

$25,440,000

Middle Kingdom Alliance Corp.

180,000 Series A Units

3,000,000 Series B Units

Middle Kingdom Alliance Corp. is a newly organized blank check company. We were organized for the purpose of effecting a merger, capital stock exchange, asset purchase or other similar business combination with a company having its primary or substantial operations in the People’s Republic of China.

This is an initial public offering of our securities. Our securities are being offered in the form of 180,000 Series A units and 3,000,000 Series B units. Investors may purchase either Series A units, Series B units or any combination thereof.

Each Series A unit consists of:	Each Series B unit consists of:
• one share of our common stock; and	• one share of our Class B common stock; and
• five non-redeemable Class A warrants.	• one redeemable Class B warrant.

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. If a business combination is completed, all outstanding shares of Class B common stock will automatically be converted into shares of common stock unless the holder exercises the conversion rights described herein. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. If we are unable to complete a business combination, we will dissolve and liquidate. Upon liquidation, we will distribute $8.24 per share of Class B common stock, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), of the funds in the trust fund as described below only to the holders of our Class B common stock and our remaining net assets, if any, will be distributed to the holders of our common stock on a pro rata basis. If we are required to liquidate, we expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

Each non-redeemable Class A warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each Class A warrant will become exercisable on the later of our completion of a business combination or                  , 2007 [One year from the date of this prospectus], and will expire on                  , 2013 [Seven years from the date of this prospectus],

Each redeemable Class B warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each Class B warrant will become exercisable on the later of our completion of a business combination or                  , 2007 [One year from the date of this prospectus], and will expire on                  , 2013 [Seven years from the date of this prospectus], or earlier upon redemption.

In February 2006 our officers, directors and principal stockholder purchased an aggregate of 90,450 Series A Units from us at a price of $8.00 per unit ($723,600) in a private placement made in accordance with Section 4 (2) under the Securities Act of 1933. Of such amount approximately $676,400 will be placed in the trust fund. The funds used by our officers, directors and principal stockholder to make the foregoing purchases were not borrowed funds. Such units are identical to the Series A Units in this offering, and as such the sole rights the holders of these units will have with respect to the trust fund in the event we are unable to consummate a business combination will be to any remaining funds in excess of the amounts needed to distribute $8.24 per share of Class B common stock plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), and the warrants included in such private placement units will expire worthless. Furthermore, these units are subject to transfer restrictions which expire on the earlier of (i) a business combination or (ii) liquidation. Our existing stockholders may purchase Series A or Series B units in this offering and would be entitled to receive any liquidating distributions described for holders of our common stock or Class B common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE
$8.00 Series A Unit
$8.00 Series B Unit

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds to Middle Kingdom Alliance Corp.(3)
Per Series A unit	$8.00	$0.24	$7.76
Per Series B unit	$8.00	$0.24	$7.76
Total	$25,440,000	$763,200	$24,676,800

——————

(1)

This amount does not include $1,017,600 of the underwriting discount ($0.32 per unit), equal to 4% of the gross proceeds of this offering, which the underwriters have agreed will be deferred and will be paid to the underwriters only upon the completion of a business combination, less $0.32 for each share converted to cash in connection with our business combination (the “Deferred Underwriting Discount”). Such deferred discount shall be paid to the underwriters out of the gross proceeds of this offering held in the trust fund at Wachovia Securities, LLC and JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee upon the completion of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discount.

(2)

This amount does not include a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $254,400 ($0.08 per unit) payable to I-Bankers Securities, Inc., Newbridge Securities Corp., and Westminster Securities Corporation.

(3)

All of the net proceeds we receive from this offering plus an additional $676,400 previously raised by the company from the private placement discussed above for an aggregate of $24,720,000 (or $8.24 per Series B unit) will be deposited into trust with Continental Stock Transfer and Trust Company acting as trustee. One half of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000 will be distributed to the company with the balance of the interest being retained in the trust fund.

I-Bankers Securities, Inc.		Newbridge Securities Corp.
Westminster Securities Corporation

                                       , 2006

We are offering the Series A units and Series B units for sale on a firm-commitment basis. I-Bankers Securities, Inc., Newbridge Securities Corp., and Westminster Securities Corporation are acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about, 2006.

We have granted the underwriters a 45-day option to purchase up to 27,000 additional Series A units and up to 450,000 additional Series B units solely to cover over-allotments, if any.

There is presently no public market for our Series A units, Series B units, common stock, Class B common stock, Class A warrants or Class B warrants. We anticipate that the Series A and Series B units will be quoted on the OTC Bulletin Board under the symbols          and         , respectively, on or promptly after the date of this prospectus. Each of the common stock, Class B common stock, and Class A and Class B warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determines that an earlier date is acceptable. Once the securities comprising the Series A units and Series B units begin separate trading, the common stock, Class B common stock, and the Class A and Class B warrants will be traded on the OTC Bulletin Board under the symbols         ,         ,         , and         , respectively.

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	3
Summary Financial Data	9
Risk Factors	10
Use of Proceeds	26
Dilution	29
Capitalization	30
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Proposed Business	33
Management	47
Principal Stockholders	52
Certain Transactions	54
Description of Securities	55
Shares Eligible for Future Sale	58
Underwriting	60
Legal Matters	64
Experts	64
Where You Can Find Additional Information	64
Index To Financial Statements	F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Middle Kingdom Alliance Corp. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China, but does not include Taiwan. All references to “RMB” or “renminbi” are to the legal currency of China and all references to “US dollars” and “$” are to the legal currency of the United States. Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a newly organized blank check company. We were organized under the laws of the State of Delaware on January 17, 2006. We were formed to complete a merger, capital stock exchange, asset purchase or other similar business combination with a company having its primary or substantial operations in the PRC. To date, our efforts have been limited to organizational activities and preparation for the proposed offering of our equity securities. We do not have any specific merger, capital stock exchange, asset or stock purchase or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. However, our existing shareholders and members of our management have advised a number of their contacts that a pool of capital is being raised and that we intend to seek a business combination after the consummation of this offering. Such contacts have not introduced, identified, selected, or chosen any potential target businesses to or for us. In addition, there has been no due diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses, provided that the initial business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target business or businesses, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Our initial business combination may involve simultaneous business combinations with more than one target business.

We established the size of the offering in order to allow us to acquire a material minority interest in a corporation with a valuation of less than six times the target business’s net income after tax during the 12 months prior to its most recent audited financial statements, with the net income having been calculated according to U.S. Generally Accepted Accounting Principles. We believe such a corporation would be:

•

small enough to allow us to acquire a material minority investment in such corporation; and

•

large enough to have the organizational and financial infrastructure to operate as a public company, subject to the reporting requirements of the Exchange Act, without such burdens materially adversely affecting the corporation’s profitability.

We may expand our search for target businesses with valuations outside of this focus, and as such, we can provide no assurances that a selected target company will meet any specific criteria (other than the collective fair market value of the target business or businesses must be at least 80% of our net assets at the time of the business combination). Investors must therefore rely on our due diligence review and evaluation of potential business combination candidates. There can be no assurances that, if we complete a business combination with a company having its primary or substantial operations in the PRC, such business combination will be successful.

In the event we determine to simultaneously enter into business combinations with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability to complete the business combinations. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the companies in a single operating business. If we are presented with multiple potential business combinations, but are only able to complete one combination, we will choose the business combination that we believe will be in the best interests of our stockholders. Before a proposed business combination can be submitted to our Class B shareholders for approval it will require the approval of two-thirds of our Board of Directors, including both Class I Directors. We have six directors. Our directors are elected for a term of three years and are divided into three classes, I, II and III. At each annual meeting one class of directors is elected for a three year term. The initial class I, II and III directors have been elected for a three year, two year and one year term, respectively.

Our amended and restated certificate of incorporation provides, among other things, that we may only consummate a business combination if: (i) it is approved by a majority of the Class B common stockholders, and (ii) Class B common stockholders owning less than 20% of the Class B common stock purchased in this offering exercise their conversion rights. Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of certificate of incorporations under Delaware law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated certificate of incorporation. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

We believe that opportunities for market expansion have emerged for businesses with operations in the PRC in various industries due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that the PRC represents both a favorable environment for entering into business combinations and an attractive operating environment for target businesses for several reasons, including among other things, attractive valuations for target businesses and increased government focus within China on privatizing assets, improving foreign trade, as demonstrated by becoming a member of the World Trade Organization, and encouraging business and economic activity. Notwithstanding these facts, there are various risks of entering into business combinations in China including, among others, the risk that we may be unable to enforce our rights in China, that China may revert back to former policies regarding privatization of business and that relations between China and other countries, including the United States, may deteriorate leading to reduced trade. For a more complete discussion of the risks relating to entering into business combinations in China, see the section below entitled “Risk Factors.”

 Our efforts in identifying prospective target businesses will not be limited to a particular industry, we intend to focus on companies that we believe will provide attractive valuations and  that  provide particular opportunities for growth. In addition, we initially intend to seek as potential business combination targets, companies displaying a number of the following characteristics:

•

currently generating revenue and will continue to generate revenue;

•

currently earning net income and will continue to earn net income;

•

stable cash flow;

•

opportunities for organic and acquisition growth;

•

superior management teams; and

•

books and accounts that have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The foregoing are characteristics that we intend to be our focus, but there is no assurance that a target company will have all of these characteristics. Additionally, we may select targets that are in the early stages of their development or have been recently formed, provided that such companies are earning revenues and/or are generating net income.

Our offices in China are located at Suite 35226, 35th Floor, CITIC Square, 1168 Nanjing Road West, Shanghai 200041, People’s Republic of China, and our telephone is 011 86 21 5116 9110; and in the United States at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, telephone number (404) 843-8585.

THE OFFERING

Securities offered:	180,000 Series A units, at $8.00 per unit (plus an additional 27,000 units if the representatives of the underwriters exercise the over-allotment option), each unit consisting of:
• one share of common stock; and • five non-redeemable Class A warrants.
3,000,000 Series B units, at $8.00 per unit (plus an additional 450,000 units if the representatives of the underwriters exercise the over-allotment option), each unit consisting of:
• one share of Class B common stock; and • one redeemable Class B warrant.

The Series A and Series B units are expected to begin trading on or promptly after the date of this prospectus. Each of the common stock, Class B common stock, Class A warrants and Class B warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determines that an earlier date is acceptable. In no event will the representatives of the underwriters allow separate trading of the common stock, Class B common stock and Class A and Class B warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the SEC as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock:
Number outstanding before this offering	840,450 shares
Number to be outstanding after this offering	1,020,450 shares (without giving effect to exercise of the Class A and Class B warrants)

Class B Common Stock:
Number outstanding before this offering	None.
Number to be outstanding after this offering	3,000,000

Class A Warrants:
Number outstanding before this offering	452,250
Number to be outstanding after this offering	1,352,250
Exercise price	$5.00

Class B Warrants:
Number outstanding before this offering	None.
Number to be outstanding after this offering	3,000,000
Exercise price	$5.00

Securities issuable on exercise of Class A and Class B warrants	Each Class A and Class B warrant is exercisable for one share of common stock.

Exercise period	The Class A and Class B warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or • ________, 2007 [One year from the date of this prospectus.]

The Class A and Class B warrants will expire at 5:00 p.m., New York City time, on __________, 2013 [ Seven years from the date of this prospectus] or earlier upon redemption in the case of the Class B warrants ..

Redemption	We may redeem the outstanding Class B warrants after the completion of a business combination:

•

if there is an effective registration statement with a current prospectus on file providing for the resale of the underlying shares of common stock,

•

in whole and not in part,

•

at a price of $.01 per Class B warrant at any time after the Class B warrants become exercisable,

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, (a) the last sale price of the common stock equals or exceeds $16.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the Class B warrantholders, and (b) during each day of the foregoing 30 trading day period and through the date we exercise our redemption right we must have an effective registration statement with a current prospectus on file with the SEC pursuant to which the underlying common stock may be sold ..

•

We established the last criterion to provide the Class B warrantholders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, the Class B warrantholders will then be entitled to exercise their warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will equal or exceed $16.00 or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:
Series A Units	[______]
Series B Units	[______]
Common stock	[______]
Class B common stock	[______]
Class A Warrants	[______]
Class B Warrants	[______]

Private Placement of Series A Units:

In February 2006, we completed a private placement pursuant to which our existing stockholders purchased an aggregate of 90,450 Series A units from us at a price of $8.00 per unit, for an aggregate purchase price of $723,600. The funds used by our officers, directors and principal stockholder to make the foregoing purchases were not borrowed funds.

Offering proceeds to be held in trust:

$24,720,000 ($28,428,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds from the Series B units in this offering ( $8.24 per Series B unit) will be placed in a trust fund at Wachovia Securities, LLC and JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus (and in the event the Series A units and Series B units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). The principal amount of the trust fund ( $8.24 per Series Class B Unit) will not be released until the earlier of the completion of a business combination or our liquidation. One half of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000 will be payable to us to fund our operations including expenses which we may incur related to the investigation and selection of target businesses and the negotiation of an agreement to complete a business combination with a target business. These business combination related expenses may be paid prior to a business combination only from the net proceeds of this offering and of our recently completed private placement not held in the trust fund (initially, approximately $28,419, or $17,619 if the underwriters’ over-allotment option is exercised in full) and 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000. If there is any tax obligation relating to the interest in the trust fund, such tax obligation will be paid from the trust fund.

The $1,017,600 of the proceeds attributable to the Deferred Underwriting Discount ( $1,170,240 if the underwriters’ over-allotment option is exercised in full), less $0.32 for each Class B share converted to cash in connection with our business combination, will be paid to the underwriters upon completion of a business combination on the terms described in this prospectus or to our public shareholders upon our liquidation, but will in no event be available for use by us in a business combination. The underwriters will not be entitled to any interest accrued on the deferred amount.

None of the Class A or Class B warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the trust fund have been disbursed. The warrant exercise price will be paid directly to us.

Different voting rights of common stock and Class B common stock:

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. Following the completion of a business combination, we will have only one class of common stock outstanding. At that time, each holder will be entitled to vote on all matters.

Approval of business combination by our Board of Directors:

Two-thirds of our Board of Directors, including our two Class I Directors, Messrs. Tanenbaum and Rapaport, must approve a business combination before it can be submitted for approval of our Class B stockholders.

Class B Stockholders must approve business combination:

We will seek Class B stockholder approval before we complete any business combination, even if the nature of the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote any Class B shares owned by them in accordance with the majority of the Class B shares voted by the public Class B stockholders. As used in this prospectus, “in accordance with the majority” means that such existing stockholders will vote the entirety of their Class B shares either for or against a business combination, as determined by the totality of the public Class B stockholder vote. We will proceed with a business combination only if the holders of a majority of the Class B shares cast at the meeting to approve the business combination vote in favor of the business combination and Class B stockholders owning less than 20% of the outstanding Class B shares vote against the business combination and exercise their conversion rights described below. In the event of a business combination, each outstanding share of Class B common stock will automatically be converted into a share of common stock unless the holder votes against the business combination and exercises the conversion rights described below. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. In the event we are unable to complete a business combination within the specified period, $8.24 per share of Class B common stock held in the trust fund, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest, will be distributed to our Class B stockholders, the remaining amounts in the trust fund will be distributed to the holders of our common stock, and we will be dissolved.

Conversion rights for Class B stockholders voting to reject a business combination:

Class B stockholders voting against a business combination will be entitled to convert their shares of Class B common stock into $8.24 per share of the trust fund, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), if the business combination is approved and completed. Class B stockholders who convert their shares of Class B common stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:

Subject to the approval process discussed below, we will distribute to our Class B stockholders, after payment or provision is made to satisfy all creditors of the company and any and all costs, expenses, debts and liabilities thereof, the amount in our trust fund equal to $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company) if we do not complete a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been completed within such 18 month period). The holders of common stock, including our existing stockholders, will be entitled to receive the balance, if any, of the maximum amount of interest distributable to the company and not previously distributed, as well as any other remaining net assets, after payment to our Class B common stockholders. Our existing stockholders may purchase Series B units in this offering, and will be entitled to the same liquidation rights as other Series B unit purchasers.

We cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. Upon the expiration of the time periods set forth above, our purpose and powers will be limited to dissolving, liquidating and winding up, and our board has agreed to dissolve our company at that time. Consistent with such obligations, we will seek Class B and common stockholder approval (voting as one class) for any such plan of dissolution and distribution, and our directors and officers have agreed to vote in favor of such dissolution and distribution. Immediately upon the approval by our Class B and common stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our Class B and common stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. We expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

However, in connection with a liquidation, we cannot predict with certainty: (a)  the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share.

In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The amount held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our Class B and common stockholders, the amount held in the trust account will not be released. Consequently, holders of a majority of our outstanding Class B and common stock must approve our dissolution in order to receive the amount held in the trust account and such amount will not be available for any other corporate purpose.

Escrow of management shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions, the 750,000 shares of common stock purchased by management and our principal stockholder for $0.03 per share will not be transferable during the escrow period and will not be released from escrow until ________, 2009 [Three years from the date of this prospectus]. The 90,450 common shares and the 425,250 Class A Warrants underlying the 90,450 Series A Units, will not be released from escrow until the earlier of (i) the completion of a business combination or (ii) liquidation.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider all of the risks set forth in the section entitled “Risk Factors” beginning on page  10 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

	September 30, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$428,461	$23,730,819
Total assets	922,803	23,730,819
Total liabilities	217,984	0
Value of Class B shares which may be converted to cash ( $8.24 x 599,999 shares)	0	4,943.992
Stockholders’ equity	$704.819	$18,786,827

The “as adjusted” information gives effect to the sale of the Series A units and Series B units we are offering and the application of the estimated net proceeds from their sale.

Included in the $24,720,000 to be held in the trust fund is $23,702,400 of the working capital and total assets amounts and the Deferred Underwriting Discount (4% of Public Offering proceeds or $1,017,600). The trust fund will be available to us only upon the completion of a business combination within the time period described in this prospectus less any amounts we are required to distribute to our Class B common stockholders that vote against the business combination and exercise their conversion rights to the trust fund. If a business combination is not so completed, we will be dissolved and $8.24 per Class B share of the proceeds held in the trust fund, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), will be distributed to our Class B stockholders with any remaining proceeds being distributed to our common stockholders.

We will not proceed with a business combination if stockholders owning 20% or more of the outstanding shares of Class B common stock vote against the business combination and exercise their conversion rights. Accordingly, we may complete a business combination if stockholders owning less than 20% of the outstanding shares of Class B common stock, or 599,999 shares of Class B common stock, exercise their conversion rights. If this occurs, we will be required to convert to cash up to 599,999 shares of Class B common stock at $8.24 per share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company). This redemption obligation with respect to up to 599,999 of the Class B common stock sold in this offering will exist regardless of how a business combination is structured.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our Series A units and Series B units.

Risks Associated with Our Business

Our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue from operations and will not generate any revenue from operations until, at the earliest, after the consummation of a business combination. As of September  30, 2006, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to enter into a business combination with an operating business. We have not conducted any negotiations regarding business combinations and we have no plans, arrangements or understandings with any prospective business combination candidates. We will not generate any revenues other than the interest income on the proceeds of this offering until, at the earliest, after the completion of a business combination.

Our management has broad discretion with respect to the specific application of the net proceeds of the offering, except that our business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination.

Although substantially all of the net proceeds of this offering are intended to be generally applied toward consummating a business combination with a company having its primary or substantial operations in the PRC, management has virtually unrestricted flexibility in identifying and selecting prospective target businesses. Management’s only restriction is that the business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. We currently intend to focus our efforts on completing a business combination at a valuation of less than six times the target business’s net income during the 12 months prior to its most recent audited financial statements, with the net income having been calculated according to U.S. Generally Accepted Accounting Principles. We may expand our search for target businesses outside of this focus. Investors must therefore rely on management’s due diligence review and evaluation of potential business combination candidates. There can be no assurances that, if we complete a business combination with a company having its primary or substantial operations in the PRC, such transaction will be successful.

If we are unable to complete a business combination, holders of our Series A units will have limited rights to participate in the distribution of the trust fund, and will likely lose substantially all of their investment.

Of the trust fund, $8.24 per share of Class B common stock, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), is reserved for holders of our Class B common stock that will be sold as part of the Series B units. Consequently, if we are unable to complete a business combination, the holders of common stock that will be sold as part of the Series A units, as well as our existing common stockholders, will only be entitled to participate in the distribution of the trust fund to the extent that any proceeds remain after payment of $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or

50% of such interest (prior to the payment of any federal or state taxes due by the company), to the Class B common stockholders.

We expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

However, in connection with a liquidation, we cannot predict with certainty: (a) the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

prior to the consummation of our initial business combination, we shall submit such business combination to the Class B common stockholders for approval;

•

we may consummate our initial business combination if: (i) approved by a majority of the Class B common stockholders, and (ii) Class B common stockholders owning less than 20% of the Class B common stock purchased in this offering exercise their conversion rights;

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if our initial business combination is approved and consummated, the Class B common stockholders who voted against the business combination and exercised their conversion rights will receive a share of the trust fund;

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if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to the Class B common stockholders and common stockholders a portion of the trust fund; and

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated certificate of incorporation. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

If you purchase Series A units, those shares of common stock will not be entitled to vote on a proposed business combination.

The shares of common stock sold as part of the Series A units will not be entitled to vote on a proposed business combination with a target business. Only the holders of Class B common stock will have an opportunity to approve a business combination. Consequently, holders of common stock and warrants will be entirely dependent upon the judgment of the holders of Class B common stock in determining whether or not a proposed business combination is approved.

If we are forced to liquidate before a business combination, our Class B common stockholders will receive $8.24 per share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), upon the receipt of Class B and common stockholder approval of our plan of dissolution and the distribution of the trust fund, and our Class A and Class B warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution for the holders of our Class B common stock will be $8.24, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), assuming that the proceeds from the trust fund are not subject to any claims brought by third parties against us. Furthermore, there will be no distribution with respect to our outstanding Class A and Class B warrants and, accordingly, the Class A and Class B warrants will expire worthless if we liquidate before the completion of a business combination.

We expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

However, in connection with a liquidation, we cannot predict with certainty: (a) the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share. In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our Series A units and Series B units are being offered at an initial price of $8.00 per unit, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our Series A units and Series B units will be immediately tradable, we have a longer period of time to complete a business combination in certain circumstances, and all of the interest earned in the trust account will not be held solely for investors in the Series B units. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in the trust fund could be reduced and the per-share liquidation price received by holders of Class B Common Stock could be less than $8.24 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have our vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of our Class B stockholders, there is no guarantee that they will execute such agreements, and such agreements may or may not be enforceable. There is also no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our Class B stockholders and the per-share liquidation price could be less than $8.24 , due to claims of such creditors. In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our Class B stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our Class B stockholders the liquidation amounts otherwise due them.

Our Class B and common stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under Section 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, the liability of stockholders with respect to a liquidating distribution is limited to the lesser of the stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with the foregoing procedures. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we do not consummate a business combination and dissolve, payments from the trust account to our Class B and common stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the deadline by which we must complete a business combination would proceed in approximately the following manner:

•

our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our Class B and common stockholders;

•

at such time we will prepare a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

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we would then file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, at least 10 days after the preliminary proxy statement is filed, we will mail the proxy statements to our Class B and common stockholders, and 30 days following the passing of such deadline we will convene a meeting of our Class B and common stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we will be required to answer and comply with their comments. We will mail the proxy statements to our Class B and common stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our Class B and common stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our Class B and common stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding Class B and common stock (voting as one class) must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and distribution by our Class B and common stockholders, may result in substantial delays in the liquidation of our trust account to our Class B and common stockholders as part of our plan of dissolution and distribution.

Because we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately complete a business combination. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our Series A units or Series B units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of target businesses, see the section below entitled “Completing a business combination—We have not identified a target business or target industry.”

Because there are several companies with a business plan similar to ours seeking to effectuate a business combination with a company or companies in China, it may be more difficult for us to do so.

Based on publicly available information, ten similarly structured blank check companies with a strategy of seeking a business combination with a company operating in China have filed registration statements seeking to sell securities in the United States. Six of the companies have completed initial public offerings. Of these six, five have announced that they have entered into a definitive agreement for a business combination. Of these five companies only one has consummated its announced business combination within the two year time period; and one of these five companies is seeking to extend the two year deadline.

Therefore, nine similarly structured companies, with more than $418 million in equity raised, are still seeking to carry out a business combination with a China-based company. While some of those companies have specific industries in which they must complete a business combination, a number of them may complete a business combination in any industry they choose. We may therefore be subject to other companies seeking to consummate a business plan similar to ours, which as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination may be an indication that privately-held target businesses may not be inclined to enter into business combinations with public-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally because of this competition we cannot assure you that we will be able to complete a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Resources could be wasted in researching business combinations that are not consummated.

It is anticipated that the investigation of each specific business combination and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction would not be recoverable. Furthermore, even if an agreement is reached for a business combination with a specific business, the failure to consummate that transaction (which failure could occur as a result of any number of reasons, including issues beyond our control) will result in a loss to us of the related costs incurred. Such a loss could materially adversely affect subsequent attempts to locate and effect a business combination with another business.

We plan to issue shares of our capital stock or debt securities to complete a business combination, which in the case of equity securities would reduce the equity interest of our stockholders and likely cause a change of control of our ownership, and in the case of debt securities could limit our ability to take certain actions in the future.

Our certificate of incorporation authorizes the issuance of up to 15,000,000 shares of common stock, 5,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 6,627,300 authorized but unissued shares of our common stock and 2,000,000 authorized but unissued shares of our Class B common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding Class A and Class B warrants, conversion of our Class B common stock, and the purchase option granted to the representatives of the underwriters or the “Representatives”), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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covenants that limit our ability to acquire capital assets or enter into additional business combinations; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Completing a Business Combination—Selection of a target business and structuring of a business combination.”

Our current officers and directors may resign upon completion of a business combination.

Our ability to successfully complete a business combination will be totally dependent upon the efforts of our officers and/or directors. The future role of our officers and/or directors in the target business, however, cannot presently be ascertained. Although it is possible that some of our officers and/or directors will remain associated in various capacities with the target business following a business combination, it is also possible that the management of the target business at the time of the business combination will remain in place. If any of our officers and/or directors remain with the company after the business combination, the terms of his or her arrangement with the company would be based on negotiations at such time between the parties, and may give rise to potential conflicts of interest in connection with our negotiation of the business combination. These conflicts of interest may include the negotiation of such officers’ or directors’ employment agreements or consulting agreements as part of the business combination.

Our officers and directors will allocate their time to other businesses, which could interfere with our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our officers and directors fail to devote sufficient time to finding a target business, we may not complete a business combination with 24 months, which would require us to liquidate. Our inability to complete a business combination within 24 months would cause the purchasers of our Series A units to lose substantially all of their investment.

All of our directors and officers own shares of our securities which will have limited rights to participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own common stock in our company, including the common stock included in our Series A units, but will not participate in distributions to holders of Class B common stock upon liquidation, provided that the holders of our common stock, including our officers and directors, will be entitled to any remaining interest funds that we were entitled to that were not utilized as working capital prior to liquidation. The common stock and Class A and Class B warrants could be worthless if we do not complete a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination within the time allotted. Consequently, our directors and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. See “Completing a Business Combination—Liquidation if no business combination.”

Although our officers and directors are not presently affiliated with other “blank check” companies, in the future they may become affiliated with other businesses, including other blank check companies, which could cause a conflict of interest as to which business they may present a viable business combination opportunity.

Although our officers and directors are not presently affiliated with other “blank check” companies, in the future they may become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and inside directors has agreed, until the earlier of a business combination, the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or inside director, to present to us for our consideration, prior to presentation to any other entity, every suitable business opportunity.

If our common stock and Class B common stock becomes subject to the SEC’s penny stock rules, broker dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our common stock and Class B common stock has a market price per share of less than $5.00, transactions in our common stock and Class B common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock and Class B common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our determination of the offering price of our Series A and Series B units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the Series A and Series B units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included our perception of the number of potential competitors that exist to complete a business combination with businesses in the PRC, the financial resources of those potential competitors and, therefore, the potential target size of the businesses with which they may seek to enter into a business combination and our belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to have the organizational and financial infrastructure to operate as a public company, subject to the reporting requirements of the Exchange Act, without such burdens materially adversely affecting the corporation’s profitability. However, although these factors were considered, the determination of our Series A and Series B per unit offering price and aggregate proceeds is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

We must complete a business combination within 18 months after consummation of this offering, or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been completed within such 18 month period.  In addition, our business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Based on the time frame within which we must complete the business combination, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Completing a Business Combination—Probable lack of business diversification.”

We will be dependent upon 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000, $22,500 from the sale of common stock to our management and principal stockholder, and $28,419 of the proceeds from this offering and from the sale of Series A units to our management and principal stockholder to fund our search for a target company and completion of a business combination.

In addition to the $22,500 proceeds from the sale of common stock to our management and principal stockholder that we raised in a private placement, of the net proceeds of this offering and of an additional private placement of Series A units we completed with our management and principal stockholder, only $28,419 is estimated to be available to us initially outside the trust fund to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust fund to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. We have also received a proposed commitment for a $250,000 line of credit from Wachovia Bank, of which we anticipate using approximately

$70,000 to pay offering expenses not paid from the proceeds of this offering and the remainder would be used to finance our general working capital needs. In accordance with the terms of the proposed commitment, the line of credit will mature in 24 months, from the closing of this offering and will bear interest at LIBOR plus 2% with interest payable monthly and the outstanding principal and interest due and payable at maturity. In accordance with the proposed commitment, the bank will authorize all distributions to us to the extent that the aggregate sum of interest distributed to us from the trust fund exceeds $900,000. Our insiders have not agreed to lend us the funds necessary to complete a business combination.

Under our proposed line of credit, our bank has the right to control all distributions to us from the trust fund in excess of $900,000.

We have received a proposed commitment for a $250,000 line of credit from Wachovia Bank.  In accordance with the proposed commitment, the bank must authorize all distributions to us to the extent that the aggregate sum of interest distributed to us from the trust fund exceeds $900,000.  As such, the bank will require us to utilize any distributions in excess of $900,000 available to us from the trust fund to repay the line of credit.  As long as there is availability to borrow under the line of credit, we will need the bank’s prior approval to draw down any distributions in excess of $900,000 available to us from the trust fund.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital and private equity funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations. Many of these entities are well established and have extensive experience in identifying and completing business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in completing a business combination with certain sizable target businesses will be limited by our available financial resources. Further:

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our obligation to seek approval of a business combination from our Class B common stockholders may delay the consummation of a transaction;

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our obligation to convert shares of Class B common stock into cash in certain instances may reduce the resources available for a business combination; and

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting Class B stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing common stockholders (including all of our officers and directors) will collectively own 840,450 shares of our common stock, which equals 20.9% of our aggregate issued and outstanding shares of common stock and Class B common stock, which votes as one class other than in connection with a proposed business combination for which only the Class B common stock votes (assuming they do not purchase Series A units or Series B units in this offering). As such, our existing stockholders will have considerable voting power in connection with substantially all corporate actions and decisions other than in connection with a proposed business combination. Our existing stockholders may purchase Series A or B units in this offering, which would increase the number of shares held by them.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office at least until the completion of a business combination or our liquidation. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing common stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing common stockholders will continue to exert control at least until the completion of a business combination. In addition, our existing common stockholders and their affiliates and relatives are not prohibited from purchasing Series A or B units in this offering or Class B common stock or common stock in the aftermarket, which would allow them to vote in connection with a proposed business combination. If they do, we cannot assure you that our existing common stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing common stockholders paid an aggregate of $746,100, or an average of $0.89 per share, for their securities and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock or Class B common stock.

The difference between the public offering price per share of our common stock and Class B common stock and the pro forma net tangible book value per share of our common stock and Class B common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing common stockholders purchased a portion of their securities at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors in the Series A and B units will incur an immediate and substantial dilution of approximately 31.4% or $2.51 per share (the difference between the pro forma net tangible book value per share of $5.49, and the initial offering price of $8.00 per Series A and B units).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to complete a business combination.

In connection with this offering, as part of the Series A and Series B units, we will be issuing Class A and Class B warrants to purchase a total of 3,900,000 shares of common stock and we have previously sold 90,450 Series A units, which provided for the issuance of additional Class A warrants to purchase 452,250 shares of common stock. We will also issue an option to purchase 18,000 Series A units and/or 300,000 Series B units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 90,000 in Class A Warrants and 300,000 Class B warrants. To the extent we issue shares of common stock to complete a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive business combination vehicle in the eyes of target businesses as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to complete a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of those rights may make it more difficult to complete a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock, including the common stock underlying any warrants, at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, including the common stock underlying warrants, then there will be an additional 1,292,700 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of those rights may make it more difficult to complete a business combination, or may increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the NASDAQ Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, the Representatives in this offering are not required to make a market in our securities. An active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company under federal and state laws;

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adoption of a specific form of corporate structure; and

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imposition of reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates, as that term is defined in The Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we do not have any “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will not be subject to “independent” review.

Each of our directors owns our common stock and Series A units and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by the public shareholders.

We may enter into a business transaction with an affiliate of our officers, directors or existing stockholders, which may create the appearance of a conflict of interest.

Although our officers, directors, and existing stockholders are not presently aware of any business opportunities that may lead to a business combination, the possibility exists that we may acquire a business affiliated with one of our officers, directors or existing stockholders. We will consider any target businesses presented to us, and do not have any policy on the consideration of target businesses affiliated with our officers, directors, and existing stockholders. Should we seek to acquire such a business, the appearance of a potential conflict of interest would exist and an actual conflict of interest could exist. For example, such a transaction may create an appearance that a director or officer recommended a business combination solely for personal profit and not because it was in our best interest. Our management and board intend to act in accord with their fiduciary duties to us, and to our shareholders, including obtaining an independent fairness opinion in the event we decide to pursue a business transaction with an affiliate of our directors, officers or existing stockholders.

An effective registration statement may not be in place when an investor desires to exercise the Class A or Class B warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless, because we are not required to net cash settle any warrant exercise. If you are unable to exercise your warrants, the result is that you will have paid the full purchase price for the units solely for the shares included in the unit.

No Class A or Class B warrant held by public stockholders or issuable upon exercise of the Representatives’ purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the Class A and Class B warrant agreements, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the Class A or Class B warrants until the expiration of the Class A or Class B warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the Class A or Class B warrants, holders will be unable to exercise their Class A or Class B warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the Class A or Class B warrants is not current, the Class A or Class B warrants held by public stockholders or issuable upon exercise of the Representatives’ purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. If you are unable to exercise your warrants, the result is that you will have paid the full purchase price for the units solely for the shares included in the unit.

Notwithstanding the inability of investors in this offering to exercise their warrants due to our failure to keep an effective registration statement, our initial securityholders may have the ability to exercise the Class A warrants they purchased in our February 2006 private placement.

The Class A and Class B warrants held by our public stockholders will only be exercisable if at the time a holder seeks to exercise such warrants, a prospectus relating to the common stock issuable upon exercise of the warrants is current. However, even if the prospectus relating to the common stock issuable upon exercise of the Class A or Class B warrants issuable in this offering is not current, the Class A warrants issued to our initial securityholders in our February 2006 private placement may still be exercisable for unregistered shares of common stock.

Risks associated with our completing a business combination with a target business in the PRC.

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China, which have rapidly changed.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978 China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we complete a business combination , the ability of that target business to remain profitable.

Our ability to find attractive target businesses with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to potential target businesses and business combinations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If political relations between the U.S. and the PRC weaken, it could make a target business’s operations, goods, or services less attractive to customers outside of the PRC.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive to customers outside of the PRC, which could adversely effect the demand for our goods and services in these markets. This could lead to a decline in our profitability and our stock price. Any weakening of relations between the U.S. and the PRC could have a material adverse effect on our operations after a successful completion of a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any target business’s material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

Because most of our directors and officers reside outside of the United States and because they have not consented to service of process in the United States or to the jurisdiction of any United States Court, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.

Four of our directors and six of our officers reside outside of the United States and, after the completion of a business combination, substantially all of our assets could be located outside of the United States. None of our foreign officers or directors has consented to service of process in the United States or to the jurisdiction of any United States Court. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States Generally Accepted Accounting Principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. Generally Accepted Accounting Principles and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. Generally Accepted Accounting Principles, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States),we will not be able to enter into a business combination with that proposed target business. These financial statements may limit the pool of potential target businesses with which we may complete a business combination.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Fluctuations in the value of the renminbi relative to foreign currencies could cause the cost of a target business as measured in dollars to increase and could affect our operating results after a business combination.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in foreign currencies, primarily renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As we expect that our operations will be primarily in China, any significant revaluation of the renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into renminbi for our operations, appreciation of renminbi against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our renminbi into United States dollars for other business purposes and the United States dollar appreciates against the renminbi, the United States dollar equivalent of the renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the renminbi exchange rate could adversely affect our ability to find attractive target businesses with which to consummate a business combination and to operate our business after a business combination.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to complete a business combinations with PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005, and on October 21, 2005, by the PRC State Administration of Foreign Exchange, or SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. The regulations discussed could also result in the relevant Chinese government authorities limiting or eliminating our ability to purchase and retain foreign currencies in the future, which could limit or eliminate our ability to pay dividends in the future. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to complete a business combination, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations. See “Government Regulations—Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions”.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

USE OF PROCEEDS

We estimate that the proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Gross proceeds from Public Offering	$25,440,000	$29,256,000
Offering expenses
Underwriting discount (3% of Public Offering proceeds)	763,200	877,680
Underwriting discount deferred (4% of Public Offering proceeds)	1,017,600	1,170,240
Underwriting non-accountable expense allowance (1% of Public Offering proceeds without the over-allotment)	254,400	254,400
Legal fees and expenses (including blue sky services and expenses)	200,000	200,000
Miscellaneous expenses	75,700	74,200
Printing and engraving expenses	68,800	73,120
Accounting fees and expenses	25,000	25,000
NASD registration fee	3,000	3,500
SEC registration fee	6,300	7,300
Net proceeds less underwriting discount deferred	23,026,000	26,570,560
Contribution to escrow from underwriting discount deferred	1,017,600	1,170,240
Held in trust from Public Offering(1)	$24,043,600	$27,740,800

——————

(1)

At the closing of this offering, we will transfer an additional estimated amount of $676,400 ($687,200 if the underwriters’ over-allotment option is exercised in full) into the trust account such that a total of $24,720,000 ($28,428,000 if the underwriters’ over-allotment option is exercised in full), or $8.24 per Class B share will be included in the trust account. This additional estimated transfer will be made from our available cash which originated from the private placement of 90,450 Series A Units (at $8.00 per unit) and 750,000 shares of common stock (at $0.03 per share) to our management and principal stockholder in February 2006.

Use of net proceeds not held in trust(1)	Without Over-Allotment Option	Over-Allotment Option Exercised	Approximate Percentage of Gross Proceeds
			Without Over-Allotment Option	Over-Allotment Option Exercised

Payment for office space to and for administrative and support services ($7,500 per month)	7,500	7,500	26.39%	42.57%
Legal and accounting fees relating to SEC reporting obligations	10,000	10,000	35.19%	56.76%
Working capital to cover miscellaneous expenses	$10,919	$119	38.42%	0.67%
Total	$28,419	$17,619	100.00%	100.00%

——————

(1)

These amounts represent the use of the net proceeds from this offering and the private offering that will not be held in trust. As stated below, we will have limited working capital upon the closing of this offering. However, we will be entitled on a monthly basis to 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000, and we intend to use this working capital for director and officer liability insurance premiums with the balance being held in reserve for due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described in this prospectus.

$24,720,000, or $28,428,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust fund at Wachovia Securities, LLC and JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other business combinations, as determined by our board of directors at that time.

The payment to several of our officers and directors and/or their affiliated companies of aggregate fees of $7,500 per month for general and administrative services including office space, utilities, and secretarial support in Shanghai, China and Atlanta, Georgia.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

We will have limited working capital upon the closing of this offering. However, we will be entitled to 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000, and we intend to use this working capital for director and officer liability insurance premiums with the balance being held in reserve for due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below.

We have also received a proposed commitment for a $250,000 line of credit from Wachovia Bank, of which we anticipate using approximately $70,000 to pay offering expenses not paid from the proceeds of this offering and the remainder would be used to finance our general working capital needs, but which does not include any expenses associated with a dissolution and liquidation or any amounts that may be due to or reserved for payment to creditors. In accordance with the terms of the proposed commitment, the line of credit will mature in 24 months, from the closing of this offering and will bear interest at LIBOR plus 2% with interest payable monthly and the outstanding principal and interest due and payable at maturity. In accordance with the proposed commitment, the bank will authorize all distributions to us to the extent that the aggregate sum of interest distributed to us from the trust fund exceeds $900,000. Wachovia Bank has not agreed to waive any claims it may have against the trust account in connection with the line of credit. However, Wachovia Bank is substantially protected as to repayment in that it controls our ability to utilize the final $300,000 in interest that would be payable to us from the trust account.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be either held in cash or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, so that we are not deemed to be an investment company under the Investment Company Act. One half of the interest income derived from investment of these net proceeds (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000 will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds, including the funds to be received from our portion of the interest on the trust fund, to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. This belief is based on management’s estimate of the expenses that we expect to incur, our research of the interest earnings we project to receive, and the resulting revenue and expense projections.

Commencing on the effective date of this prospectus through the completion of the business combination with a target business, we will pay the administrative fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing common stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the completion of the business combination. However, our existing common stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, attending management or board meetings, and performing due diligence on suitable business combinations.

Because the role of present directors and management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A Class B stockholder will be entitled to receive from the trust fund $8.24 per Class B share, plus the pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company) only in the event of our liquidation or if that Class B stockholder were to seek to convert their shares into cash in connection with a business combination which the Class B stockholder voted against and which we actually complete.

If we are unable to complete a business combination, we expect that the costs associated with the implementation and completion of a plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

However, in connection with a liquidation, we cannot predict with certainty: (a) the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share. In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

DILUTION

The difference between the public offering price per share of common stock and Class B common stock, assuming no value is attributed to the Class A warrants included in the Series A units and the Class B warrants included in the Series B units, and the pro forma net tangible book value per share of our common stock and Class B common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class B common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At September  30, 2006, our net tangible book value was $704,819, or approximately $.84 per share of common stock. After giving effect to the sale of 3,180,000 shares of common stock included in the Series A units and Series B units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 599,999 shares of Class B common stock which may be converted into cash) at September  30, 2006 would have been $18,786,827 or $5.49 per share, representing an immediate increase in net tangible book value of $4.65 per share to the existing stockholders and an immediate dilution of $2.51 per share or 31.38% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the Class A warrants included in the Series A units and the Class B warrants included in the Series B units:

Public offering price	$8.00	100.00%
Net tangible book value before this offering	0.84	10.50%
Increase attributable to new investors	4.65	58.13%
Pro forma net tangible book value after this offering	5.49	68.63%
Dilution to new investors	$2.51	31.38%

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage

Existing stockholders	840,450	(1)	20.9%	$746,100	2.8%	$0.89
New investors	3,180,000		79.1%	25,440,000	97.2%	$8.00
	4,020,450		100.0%	$26,186,100	100.0%	$6.51

——————

(1)

Includes 90,450 shares underlying 90,450 Series A Units and 750,000 common shares which our officers, directors and principal stockholder purchased from us at a price of $8.00 per unit; and $.03 per common share, respectively.

Our pro forma net tangible book value after the offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this public offering
Common stock sold to management	$22,500
Private placement	723,600
Net loss for the period	(41,281)
$704,819
Gross proceeds from this public offering	25,440,000
Offering expenses	(2,414,000)
Offering costs paid in advance and excluded from net tangible book value before this offering	0
Less: Value of Class B shares which may be converted to cash ( $8.24 x 599,999 shares)	(4,943,992)
$18,786,827
Denominator:
Shares of common stock outstanding prior to this offering	840,450
Shares of common stock included in the Series A and Series B units offered	3,180,000
Less: Class B Shares subject to conversion (3,000,000 x 19.99997%)	(599,999)
3,420,451

CAPITALIZATION

The following table sets forth our capitalization as of September  30, 2006 and as adjusted to give effect to the sale of our Series A units and Series B units and the application of the estimated net proceeds derived from the sale of our Series A units and Series B units:

	September 30, 2006
	Actual	As Adjusted

Convertible Class B shares which may be converted to cash ($8.24 x 599,999 shares)	$0	$4,943,992
Stockholders’ equity:
Preferred stock $.001 par value, 1,000,000 shares authorized: none issued or outstanding	$0	$0
Common stock, $.001 par value, 15,000,000 shares authorized: 840,450 shares issued and outstanding; 1,020,450 shares issued and outstanding, as adjusted	840	1,020
Class B Common stock, $.001 par value, 5,000,000 shares authorized; -0- shares issued and outstanding; 2,400,001 shares issued and outstanding (excluding 599,999 shares subject to possible conversion), as adjusted	0	2,400
Additional paid in capital	745,260	18,824,688
Deficit accumulated during the development stage	(41,281)	(41,281)
Total stockholders’ equity	$704,819	$18,786,827
Total capitalization	$704,819	$23,730,819

If we complete a business combination, the conversion rights afforded to our Class B stockholders may result in the conversion into cash of up to 599,999 shares of Class B common stock sold in this offering at a per-share conversion price equal to $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 17, 2006, to serve as a vehicle to effect a merger, capital stock exchange, asset purchase or other similar business combination with a company having its primary or substantial operations in the PRC. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in completing a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay out debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed offering of our equity securities.

To the extent we complete this offering, we have agreed to sell to the Representatives of the underwriters, for $100, an option to purchase up to a total of 18,000 Series A Units at a per-unit price of $10.00 and/or up to a total of 300,000 Series B Units at a per-unit price of $10.00 .. The Series A Units and Series B Units that would be issued upon the exercise of this option are identical to those offered by this prospectus, provided that the exercise price of the Class A Warrants and Class B Warrants underlying the Series A Units and Series B Units, respectively, will have an exercise price of $6.25 per share (125% of the exercise price of the Class A Warrants and Class B Warrants included in the units sold in this offering). The Representatives’ unit purchase option is exercisable at $10.00 per Series A Unit and Series B Unit on the later of the completion of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The Representatives’ unit purchase option has a life of five years from the effective date. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The sale of the Representatives’ unit purchase option will be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which will result in an increase in our cash position and shareholders’ equity by the $100 proceeds from the sale. Notwithstanding anything to the contrary contained in the Representatives’ Unit Purchase Option, in no event will the Company be required to net cash settle the exercise of the Representatives’ Unit Purchase Option or the Warrants underlying the Unit Purchase Option. The holder of the Representatives’ Unit Purchase Option and the Warrants underlying the Representatives’ Unit Purchase Option will not be entitled to exercise the Representatives’ Unit Purchase Option or the Warrants underlying such Unit Purchase Option unless a registration statement is effective, or an exemption from the registration requirements is available at such time and, if the holder is not able to exercise the Representatives’ Unit Purchase Option or underlying Warrants, the Representatives’ Unit Purchase Option and/or the underlying Warrants, as applicable, will expire worthless.

We have determined based upon a trinomial model, that the estimated fair value of the option on the date of sale would be approximately $14.3365 per Series A Unit and approximately $2.8673 per Series B Unit or an aggregate of 258,056 for the Series A Units and $860,187 for the Series B Units, assuming an expected life of five years, volatility of 40.0899% and a risk-free interest rate of 5.1455%. Given that the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above. The volatility calculation of 40.0899% is based on the latest five year average volatility of 67 companies drawn from the 146 companies listed on the Shanghai Stock Exchange that had been trading for at least five years and that had market capitalizations ranging from $25 million to $151 million (“Index”). The 67 companies comprising the Index are the companies with the highest, the lowest, and the midpoint market capitalizations (where available) within 25 industry sectors. We believe that the use of the Index is representative of the size ranges of the potential companies with whom we will look to complete a merger, capital stock exchange, asset purchase or other similar business combination in order for our stockholders to have a material, but minority, ownership interest after a business combination has been effected. Furthermore, the Index encompasses 25 different industry sectors, being the largest number of sectors with five years of the of trading history available, as we have not specified any particular industry for our focus. Because we do not have a trading history, we estimated the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the latest five year average volatility of the Index because we believe that the average volatility of the Index is a reasonable benchmark to use in estimating the expected volatility of our common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if we do not consummate a business combination within the prescribed time period and liquidate, this option would become worthless.

Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase up to a total of 18,000 Series A Units at a per-unit price of $10.00 and/or up to a total of 300,000 Series B Units at a per-unit price of $10.00 is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) from the effective date of the offering except to officers and partners of the underwriters and members of the selling group and/or their officers and partners.

We estimate that the net proceeds from the sale of the Series A units and Series B units, after deducting offering expenses of approximately $378,800 , $254,400 for the underwriters’ non-accountable expense allowance of 1.0% of the gross proceeds, and underwriting discounts of approximately $763,200, which excludes the Deferred Underwriting Discount of $1,017,600 or $1,170,240 if the underwriters’ over-allotment option is exercised in full, will be approximately $24,748,419 or $28,445,619 if the underwriters’ over-allotment option is exercised in full. Of this amount, $24,720,000, or $28,428,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $28,419, or $17,619 if the underwriters’ over-allotment option is exercised in full, will not be held in trust.

We may use substantially all of the net proceeds of this offering to complete a business combination with a target business, including identifying and evaluating prospective business combination candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to complete a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund, and 50% of the interest earned on the trust fund (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000, which we may access, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $150,000 for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, once a potential target for a business combination is identified;

•

approximately $200,000 for due diligence of prospective target businesses;

•

approximately $120,000 in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $250,000 for officer and directors liability insurance; and

•

approximately $180,000 in fees relating to our office space and certain general and administrative services (up to $7,500 per month for 24 months).

The company’s federal and state tax obligations, if any, will be paid from the trust fund. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the completion of a business combination.

We have also received a proposed commitment for a $250,000 line of credit from Wachovia Bank, of which we anticipate using approximately $70,000 to pay offering expenses not paid from the proceeds of this offering and the remainder would be used to finance our general working capital needs, but which does not include any expenses associated with a dissolution and liquidation or any amounts that may be due to or reserved for payment to creditors. In accordance with the terms of the proposed commitment, the line of credit will mature in 24 months, from the closing of this offering and will bear interest at LIBOR plus 2% with interest payable monthly and the outstanding principal and interest due and payable at maturity. In accordance with the proposed commitment, the bank will authorize all distributions to us to the extent that the aggregate sum of interest distributed to us from the trust fund exceeds $900,000. Wachovia Bank has not agreed to waive any claims it may have against the trust account in connection with the line of credit. However, Wachovia Bank is substantially protected as to repayment in that it controls our ability to utilize the final $300,000 in interest that would be payable to us from the trust account.

PROPOSED BUSINESS

Introduction

We are a Delaware corporation organized in January 2006 as a blank check company formed to serve as a vehicle for completing a business combination with a target business which has its primary or substantial operations in the PRC. We do not intend to limit prospective target businesses to a particular industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in completing a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to complete business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to complete only a single business combination.

The initial business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target businesses, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Our initial business combination may involve simultaneous business combinations with more than one target business.

We currently intend to focus our efforts on completing a business combination at a valuation of less than six times the target business’s net income during the 12 months prior to its most recent audited financial statements, with the net income having been calculated according to U.S. Generally Accepted Accounting Principles. We may expand our search for target businesses with valuations outside of this focus. Investors must therefore rely on our due diligence review and evaluation of potential business combination candidates. There can be no assurances that, if we complete a business combination with a company having its primary or substantial operations in the PRC, such transaction will be successful.

Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic, and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that the PRC represents both a favorable environment for entering into business combinations and an attractive operating environment for target businesses for several reasons, including:

•

According to a January 12, 2006 Congressional Research Service Issue Brief for Congress, China (exclusive of Hong Kong and Macau) has become one of the fastest-growing economies in the world. From 1979 to 2005, China’s real GDP grew at an average rate of 9.6%. Over the last five years, China’s average annual growth rates were 8.3% in 2001, 9.1% in 2002, 10.0% in 2003, and 10.1% in 2004. The 2005 growth rate is estimated to be 9.8%;

•

According to the Congressional Research Service Issue Brief for Congress, China has the world’s third-largest trading economy. China’s 2005 GDP is estimated at $2.26 trillion;

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According to the Congressional Research Service Issue Brief for Congress, since 1979 China has increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

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Attractive valuations for target businesses within the PRC;

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Access to a highly trained and educated workforce;

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Favorable labor rates have made the PRC internationally competitive in many low-cost, labor intensive manufacturing industries;

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The lack of development and activity of the public equity markets in the PRC; and

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The recent entry of the PRC into the World Trade Organization, the principal global international organization dealing with the rules of trade between nations, may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with other countries.

Although our efforts in identifying prospective target businesses will not be limited to a particular industry, we intend to focus on industries in which the above factors are evident and changes in industrial technology provide particular opportunities for growth. In addition, we initially intend to seek as potential business combination targets, companies displaying a number of the following characteristics:

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currently generating revenue and will continue to generate revenue;

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currently earning net income and will continue to earn net income;

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stable cash flow;

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opportunities for organic and acquisition growth;

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a superior management team; and

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books and accounts that have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The foregoing are characteristics that we intend to be our focus , but there is no assurance that a target company will have all of these characteristics. Additionally, we may select targets that are in the early stages of their development or have been recently formed, provided that such companies are earning revenues and/or are generating net income.

Completing a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in completing a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward completing a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may be made with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may select targets that are in the early stages of their development or have been recently formed, provided that such companies are earning revenues and/or are generating net income.

We have not identified a target business or target industry

To date, we have not selected any target businesses or target industry on which to concentrate our search for business combinations. None of our officers, directors, advisors, promoters, or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset purchase, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us. However, members of our management have advised a number of their contacts that a pool of capital is being raised for business combinations and that we intend to seek a business combination target after the consummation of this offering. At no time have any of our shareholders or members of management had any substantive discussions with these contacts regarding any potential target businesses and such contacts have not introduced, identified, selected, or chosen any potential target businesses to or for us. We have not engaged or retained any agent or other representative to identify or locate any suitable business combinations candidate. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target businesses, at the time of the business combination, is at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective business combination candidates. We have not established any other specific criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Although our officers, directors, and advisors are not presently aware of any business opportunities that may lead to a business combination, it is probable that our officers, directors and advisors, as well as their affiliates may also bring to our attention target business candidates. Several of our officers, directors and advisors have extensive knowledge of a broad range of industries in China. While we do not presently have any arrangements with professional firms that specialize in business combinations on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the completion of a business combination.

Selection of a target business and structuring of a business combination

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target businesses, at the time of the business combination, is at least 80% of our net assets at the time of the business combination, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. In evaluating prospective target businesses, our management will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management, our ability to retain such management, and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry into the industry of the target business and other industries;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry;

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costs associated with completing the business combination; and

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time and cost to complete and analyze audited financial statements prepared according to U.S. Generally Accepted Accounting Principles.

We currently intend to focus our efforts on completing a business combination at a valuation of less than six times the target business’s net income during the 12 months prior to its most recent audited financial statements, with the net income having been calculated according to U.S. Generally Accepted Accounting Principles. We may expand our search for target businesses with valuations outside of this focus.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in completing a business combination consistent with our business objective. In evaluating prospective target businesses, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officers and directors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

In the event we determine to simultaneously complete business combinations with several businesses and such businesses are owned by different sellers, we may need for each of such sellers to agree that our combination with its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability to complete the business combinations. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the targeted companies in a single operating business. We may further seek to enter into a business combination with a target business that has a fair market value in excess of the net assets we have on the consummation of this offering by raising additional funds through the sale of our securities, through loans or a combination of both.

Probable lack of business diversification

While we may seek to complete business combinations with more than one target business, our initial business combination must be with a target business with a collective fair market value, at the time of the business combination, of at least 80% of our net assets. Consequently, it is likely that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of completing a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. If any of our officers and directors choose to remain with the company after the business combination, the terms of such officer’s or director’s arrangement with the company would be based on negotiations between the parties. This may give rise to potential conflicts of interest in connection with our negotiation of the business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Class B stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our Class B stockholders for approval, even if the nature of the business combination would not ordinarily require stockholder approval under applicable state law. In connection with seeking Class B stockholder approval of a business combination, we will furnish our Class B stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be furnished to the holders of our common stock although their vote will not be solicited.

We will proceed with the business combination only if the holders of a majority of the Class B shares cast at the meeting to approve the business combination vote in favor of the business combination and the holders of Class B shares representing less than 20% of the Class B shares outstanding vote against the business combination and exercise their conversion rights.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote any Class B shares owned by them in accordance with the majority of the Class B shares voted by the public Class B stockholders. As used in this prospectus, “in accordance with the majority” means that such existing stockholders will vote the entirety of their Class B shares either for or against a business combination, as determined by the totality of the public Class B stockholder vote.

Conversion rights

At the time we seek Class B stockholder approval of any business combination, we will offer each Class B stockholder the right to have his, her or its shares of Class B common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. The holders of our common stock will not be entitled to seek conversion of their shares. The per-share conversion price will be $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company). An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to Class B stockholders entitled to convert their Class B shares who elect conversion will be distributed promptly after completion of a business combination. Any Class B stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise the warrants that he or she received as part of the Series B units. We will not complete any business combination if Class B stockholders owning 20% or more of the Class B shares outstanding vote against the business combination and exercise their conversion rights.

Distribution of trust fund to stockholders if no business combination

If we do not complete a business combination within 18 months after the completion of this offering, or within 24 months if the extension criteria described below have been satisfied, we will, as part of any plan of dissolution and liquidation in accordance with the applicable provisions of the Delaware General Corporate Law, distribute to all of our Class B stockholders a sum equal to $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), and all then outstanding shares of Class B common stock will be automatically cancelled. After payment of the above amounts to our Class B common stockholders, the holders of common stock, including our existing stockholders, will be entitled to receive any remaining proceeds held in the trust fund or held in our operating account. There will be no distribution from the trust fund with respect to our Class A and Class B warrants, which will expire worthless. In addition, the underwriters have agreed to waive their rights to the Deferred Underwriters’ Discount of $1,017,600 (or $1,170,240 if the underwriters’ over-allotment is exercised in full) deposited in the trust fund for their benefit. Our existing stockholders may purchase Series B units in this offering, and will be entitled to the same liquidation rights as other Series B unit purchasers.

The distribution per Class B share is $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company). The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our Class B stockholders. We cannot assure you that the actual distribution per Class B share will not be less than $8.24 due to claims of creditors. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our Class B stockholders the liquidation amounts due them.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our Class B common stockholders and common stockholders as described above. We anticipate that our instruction to the trustee would be given after the expiration of the applicable 18-month or 24-month period and after the receipt of approval from the Class B and common stockholders as described below. We cannot determine the timeframe for receipt of the approvals described below.

Under Sections 280 to 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures under Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our Class B and common stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our Class B and common stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our Class B and common stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our Class B and common stockholders amounts owed to them by us.

Even though compliance with the above requirements of the Delaware General Corporation Law would provide additional protections to both our directors and Class B and common stockholders from potential liability for third party claims against us, it is our intention to make liquidating distributions to our Class B and common stockholders as soon as reasonably possible following any dissolution and, therefore, we do not expect that our Board of Directors will elect to comply with the more complex procedures in Section 280. Because we will not be complying with Section 280, we will seek Class B and common stockholder approval (voting as one class) to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (a) all claims and obligations outstanding, (b) all pending claims and (c) all claims that may be potentially brought against us within the 10 years from the date of our dissolution. As such, our Class B and common stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our Class B and common stockholders will likely extend beyond the third anniversary of such dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. We intend to have our vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this, the claims that could be made against us are limited. Nevertheless, such agreements may or may not be enforceable. However, if any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we may still enter into an agreement with such party if we believed that the engagement would be in the best interest of our stockholders. In addition, there is no guarantee that these entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. We intend to pay the costs of dissolution and liquidation from our remaining assets outside of the trust account and from funds released to us for working capital. We expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders. However, in connection with a liquidation, we cannot predict with certainty: (a) the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the deadline by which we must complete a business combination would proceed in the following manner:

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our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our Class B and common stockholders;

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at such time we will prepare a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

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we would then file our preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then, at least 10 days after the preliminary proxy statement is filed, we will mail the proxy statements to our Class B and common stockholders, and 30 days following the passing of such deadline we will convene a meeting of our Class B and common stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we will be required to answer and comply with their comments. We will mail the proxy statements to our Class B and common stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our Class B and common stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our Class B and common stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding Class B and common stock (voting as one class) must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and distribution by our Class B and common stockholders, may result in substantial delays in the liquidation of our trust account to our Class B and common stockholders as part of our plan of dissolution and distribution.

Our Class B stockholders shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination or if the Class B stockholders seek to convert their respective shares into cash upon a business combination which the Class B stockholder voted against and which is actually completed by us. In no other circumstances shall a Class B stockholder have any right or interest of any kind to or in the trust.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides among other things, that:

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prior to the consummation of our initial business combination, we shall submit such business combination to our Class B stockholders for approval;

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we may consummate our initial business combination if: (i) approved by a majority of the Class B common stockholders, and (ii) Class B stockholders owning less than 20% of the Class B common stock purchased in this offering exercise their conversion rights;

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if our initial business combination is approved and consummated, the Class B common stockholders who voted against the business combination and exercised their conversion rights will receive a share of the trust fund;

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if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to the Class B common stockholders and common stockholders a portion of the trust fund; and

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we may not consummate any other merger, capital stock exchange, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated certificate of incorporation. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

Competition

In identifying, evaluating, and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Based on publicly available information, ten similarly structured blank check companies with a strategy of seeking a business combination with a company operating in China have filed registration statements seeking to sell securities in the United States. Six of the companies have completed initial public offerings. Of these six, five have announced that they have entered into a definitive agreement for a business combination. Of these five companies only one has consummated its announced business combination within the two year time period; and one of these five companies is seeking to extend the two year deadline.

Therefore, nine similarly structured companies, with more than $418 million in equity raised, are still seeking to carry out a business combination with a China-based company. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to other companies seeking to consummate a business plan similar to ours, which as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact only one of such companies has completed a business combination may be an indication that privately-held target businesses may not be inclined to enter into business combinations with public-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally because of this competition we cannot assure you that we will be able to complete a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Our ability to complete a business combination will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with such sizable target businesses. Further:

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our obligation to seek Class B stockholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of Class B common stock held by our Class B stockholders in certain instances may reduce the resources available to us for a business combination; and

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our outstanding Class A and Class B warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in completing a business combination with a target business with significant growth potential on favorable terms.

If we succeed in completing a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Government Regulations

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange. Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the PRC State Administration of Foreign Exchange, or SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

Pursuant to recent regulations issued by the PRC State Administration of Foreign Exchange, or SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the business combination transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

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prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

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an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

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an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Delaware corporation, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Dividend distribution. The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

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The Sino-foreign Equity Joint Venture Law (1979), as amended;

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The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

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The Sino-foreign Cooperative Enterprise Law (1988), as amended;

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The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

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The Foreign Investment Enterprise Law (1986), as amended; and

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The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Facilities

We maintain our executive offices in China at Suite 35226, 35th Floor, CITIC Square, 1168 Nanjing Road West, Shanghai 200041, People’s Republic of China; and in the United States at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328. The cost for these facilities is included in the aggregate fee of $7,500 per-month we pay Primus Capital LLC, Michael Marks, MTP Holdings LLC and Allan Shu Cheuk Lam. We consider our current office space adequate for our current operation.

Employees

We have eight executive officers and one non-executive officer. Five of the executive officers and the non-executive officers are members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The executive officers and non-executive officer are also involved with business ventures other than our company. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the completion of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our Series A units and Series B units, common stock, Class B common stock, Class A warrants and Class B warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not enter into a business combination with a target business if audited financial statements cannot be obtained for the target business on a timely basis. Additionally, our management will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. The financial statements of potential target businesses will be required to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that this requirement cannot be met, we will not be able to complete the business combination with the proposed target business. This may limit the pool of potential business combination candidates, given the broad range of companies with which we may consummate a business combination.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against the company or any of its officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$24,720,000 of the net offering proceeds will be deposited into a trust fund maintained by Continental Stock Transfer and Trust Company.

$21,064,320 of the offering proceeds will be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

Proceeds will be held in cash or invested in U.S. Government securities defined as any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business

The initial target business with which we complete a business combination must be a transaction with one or more operating businesses having primary or substantial business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination.

We would be restricted from completing a business combination with a target business unless the fair value of such business or net assets to be purchased represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued

The Series A and Series B units may commence trading on or promptly after the date of this prospectus. The common stock, Class B common stock and Class A and Class B warrants comprising the Series A units and Series B units will begin to trade separately on the 90th day after the date of this prospectus unless the Representatives inform us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock, Class B common stock and Class A and Class B warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust fund.

Exercise of the warrants

The Class A and Class B warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust fund.
Election to remain an investor

We will give our Class B stockholders the opportunity to vote on the business combination. In connection with seeking Class B stockholder approval, we will send each Class B stockholder a proxy statement containing information required by the SEC. A Class B stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a Class B stockholder who does not follow these procedures or a Class B stockholder who does not take any action would not be entitled to the return of any funds. Holders of common stock would not be entitled to vote on the proposed business combination or to the return of any funds if a business combination is not completed.

A prospectus containing information required by the SEC, would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement relating to a prospective business combination was entered into prior to the end of the
18-month period).

If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of interest

One half of the interest earned on the trust account (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000 will be payable to us to fund our operations. Class B shareholders will only be entitled to interest earned in the trust account in excess of this amount.

The interest earned on the trust fund must be held for the sole benefit of the purchasers of the securities, until the funds held in the trust account are released to the company.
Release of funds

The principal of the proceeds held in the trust fund will not be released until the earlier of the completion of a business combination or our liquidation upon failure to complete a business combination within the allotted time. 50% of the interest earned on the proceeds held in trust (prior to the payment of any federal or state taxes due by the company) up to a maximum of $1,200,000 will be paid to us to fund our operating expenses, including the costs of identifying, negotiating with and closing a business combination with a target company.

The proceeds held in the escrow account, including all interest earned on the proceeds, would not be released until the earlier of the completion of a business combination or the failure to complete a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Anthony Ng	57	Chairman of the Board of Directors
Bernard J. Tanenbaum III	50	Chief Executive Officer and Director
Michael Marks	35	President and Director
Alex Chun Yao	40	Executive Vice President and Director
David A. Rapaport	64	Secretary, General Counsel and Director
Allan Shu Cheuk Lam	49	Executive Vice President and Director
Erick Yan Qi Chai	48	Senior Vice President
Harold Zhi Ping Ding	53	Senior Vice President
Fred A. Brasch	49	Chief Financial Officer and Treasurer

Our directors are elected for a term of three years and are divided into three classes, I, II and III. At each annual meeting one class of directors is elected for a three year term. The initial class I, II and III directors have been elected for a three year, two year and one year term respectively.

Anthony Ng is chairman of the board of directors, and a class II director. Mr. Ng is a founder of Cathay Forest Products Inc. (TSX Venture Exchange – CFZ.V) a Chinese forest plantation company which was formed in 2004 to acquire and operate timber producing land, plant specialized fast-growing trees, and to harvest and sell timber though strategic joint ventures. He is currently serving as its chief executive officer. Since 2000, Mr. Ng has represented investor groups from Hong Kong regarding investing in Chinese projects. Mr. Ng serves as a director of privately held VSat Systems, the largest non-state owned satellite company in China. Customers include, inter alia, the Shanghai Welfare Lottery and Equant. He also serves as director of VTech Systems, a solution provider to companies in the Chinese telecommunications industry. From 1999 to 2003, Mr. Ng served as the chief executive officer of Chinaonline International, a global intelligence and information provider. Customers include, inter alia, Volkswagen, Accenture, and Cable & Wireless. In 1987, Mr. Ng emigrated from Hong Kong to Canada and served as an advisor to various trust funds in Hong Kong. From 1987 to 1999, Mr. Ng served as a director of Zeuspac Capital Bancorp a privately held merchant banking firm operating in Toronto and Hong Kong. From 1985 to 1987, Mr. Ng served as president of Sun Siu Kong Group (Hong Kong, China) which in 1985 formed a joint venture with Pabst Blue Ribbon Beer to brew and market Pabst in China. Also during this period Mr. Ng served as a director of Connolly, Hubbard and Wu (Hong Kong, China), an investment consulting firm which provided advice to high net worth persons in the United Kingdom on investing in China. Also by 1985 Mr. Ng had established and was managing one of the top ten stock brokerages in Hong Kong, Kam Sang Securities. Between 1973 and 1977, Mr. Ng taught China Studies at the Chinese University of Hong Kong. In 1972 Mr. Ng obtained a Bachelor degree in Political Science focusing on China studies at Hong Kong University. Mr. Ng is a Canadian citizen residing in Shanghai and is fluent in Mandarin, Cantonese, and English.

Bernard J. Tanenbaum III is chief executive officer and a class I director. Since December 2003, Mr. Tanenbaum has served as the chief financial officer of Oriental Development Management Ltd. and its wholly-owned subsidiary, Shanghai Treasure Bay Oriental Development, Inc. The primary business of these companies is commercial real estate development in China, including a proposed 42-story office tower in the Pudong District of Shanghai. Mr. Tanenbaum’s commercial interest in China began in 1979 when he relocated to Hong Kong to join his family’s retail and importing companies. In 1997, Mr. Tanenbaum founded Primus Capital LLC, an Atlanta, Georgia-based structured finance and investment company, and is currently serving as the president. From 1982 to 1995, Mr. Tanenbaum was a managing director for subsidiaries of the New York investment bank Furman Selz and for Florida-based Raymond James Financial. During his tenure in the equity capital markets division of Raymond James & Associates, Mr. Tanenbaum specialized in equity private placements, debt finance, including securitization and structured finance, and investment and asset management. Mr. Tanenbaum served as a senior vice president and co-head of the real estate investment banking division at Raymond James. In 1987, he created and served as president of a new institutional investment management subsidiary of Raymond James Financial. Mr. Tanenbaum has served several community organizations and currently is chairman of the Goldring/Woldenberg Institute of Southern Jewish Life (www.isjl.org). In 1982 he completed a Masters in Business Administration from the Harvard Business School; and in 1978 he graduated magna cum laude with a Bachelor of Arts from Tulane University, where he was elected to Phi Beta Kappa.

Michael Marks is our president and a class II director. In January 2003, Mr. Marks founded the China practice of Sonnenblick Goldman, a New York headquartered real estate investment bank established in 1893, and currently serves as China managing director and regional principal of the firm. Sonnenblick Goldman provides a full range of real estate financial services including debt and equity placements, joint ventures, investment sales and real estate advisory services. During his seven-year tenure in China, Mr. Marks has served in an advisory role, either as a consultant or investment banker, in over $1.5 billion of transactions, and has worked closely with both international and Chinese institutions. These include, inter alia, The Carlyle Group, Starwood Capital, Lehman Brothers, Goldman Sachs, Dubai Investment Group, Beijing International Trust and Investment Corporation, China Jin Mao Group Company Limited, and Shanghai Investment Group. In September 2002, Mr. Marks founded the Shanghai office of Horwath Asia Pacific, a hotel and tourism advisory firm affiliated with Horwath International, a global accounting and advisory firm. He serves as its director and Shanghai representative. From January 1998 to June 1999, Mr Marks served as a manager of Horwath Asia Pacific in Sydney, Australia. In March 2001, Mr. Marks founded B2Globe, a start-up business in the Asia-Pacific region focusing on outsourcing of systems design, payment processing, risk management, customer service, and marketing from international Internet businesses penetrating the Chinese-language markets in Asia. From March 2001 to August 2002, when B2Globe was sold, Mr. Marks served as its chief executive officer. In June 1999, Mr. Marks joined Metro Education in China and co-founded Metro Corporate Training in Shanghai, China as a joint venture partnership with a Chinese education and training institute, offering corporate training and management development solutions to executives of Chinese and international companies, professionals and students, and served as the group and company’s chief executive officer until February 2001. From June 1999 to November 2004, when a controlling interest in Metro Education was sold, Mr. Marks also served as a director of Metro Education. From January 1995 to January 1998, Mr. Marks worked in the audit, corporate finance and advisory divisions in the Johannesburg, South Africa office of Price Waterhouse. Mr. Marks graduated with a Bachelor of Commerce (Honors) and Masters of Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997 respectively. In 1998 Mr Marks graduated with a Bachelor of Arts (Psychology) degree from the University of South Africa. In 1997 Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom. Since June 1999 Mr. Marks has lived in Shanghai, China. He speaks fluent Mandarin, French and English.

Alex Chun Yao is an executive vice-president and a class III director. In 2000, Mr. Yao founded MTP Marketing and Technologies Partnership, a firm involved primarily in consulting in business development, merger and acquisition and business restructuring in China. Mr. Yao has been the managing director of MTP since its inception. Mr. Yao specializes in advising international clients, and also large Chinese corporations seeking to merge with international partners or to restructure for international listings. MTP clients have included, inter alia, Schott, T-Systems of Deutsche Telekom, Siemens AG, Sinopharma Group, and STADA Arzneimittel. From 1994 to 2000, Mr. Yao served in various managerial and consultant capacities at Schott Glas in Mainz, Germany, a member of the Carl Zeiss Foundation group of companies. During this period Mr. Yao served as China manager, strategic consultant for new business development and mergers and acquisitions, and general manager for Greater China. His duties included several merger and acquisition transactions for Schott Glas. From 1992 to 1993, Mr. Yao was a founding member, a board member and general manager of Chaofeng (Hangzhou) Garments Co., Ltd., a joint venture with Toyoshima Ltd., one of the leading textile trading houses in Japan. Between 1990 and 1992, Mr. Yao served as the marketing manager of Maxim de Paris (China) Garment Co., Ltd., Beijing. From 1989 to 1990 Mr. Yao worked for the Chinese Ministry of Civil Affairs. In 1989, Mr. Yao graduated with a Masters degree in Law from Nankai University in Tianjin, China, where he was a protégé of Professor Fei Xiaotong, a well known sociologist who became the vice president of the Chinese National Parliament in the early 1990’s. Mr. Yao was born in China and is now a German national residing in Shanghai, China. His business operations are based primarily in Shanghai. Mr. Yao is fluent in Mandarin, German and English.

David A. Rapaport is secretary, general counsel, and a class I director. For the last 30 years Mr. Rapaport has specialized in capital formation for small to mid-size companies and has held various senior management positions (including chief executive officer) of several public companies, as described below. Since February 1997 Mr. Rapaport has served as executive vice president and general counsel of our principal stockholder, High Capital Funding, LLC, a private investment fund. During his tenure with High Capital Funding, Mr. Rapaport has participated in negotiating and documenting several Chinese investments including, inter alia, the Chinamerica Fund, Shanghai Shining Biotechnology Co., and China Evergreen Environmental Corp. (CEEC). High Capital Funding is also a founding member of the Georgia-China Alliance, a professional association formed in 2004 to promote commerce between companies in Georgia and China. From January 1996 to January 1997, Mr. Rapaport

served as a consultant and general counsel to Myriad International, Inc., a development stage company involved in developing affordable housing in Peru. Mr. Rapaport served as executive vice president, general counsel and secretary of Conversion Industries, Inc., a publicly held merchant banking firm from August 1990 to December 1995. From 1975 to August 1990, Mr. Rapaport was an executive officer of National Patent Development Corporation, a diversified company with interests in growth technologies, technical training and engineering support, medical and health care, and consumer products distribution. During his tenure at National Patent Mr. Rapaport also served as an officer and director of several of its publicly held subsidiaries, including, inter alia, General Physics Corporation (GPX), Duratek Corporation (DRTK), and International Hydron Corporation. Mr. Rapaport is a graduate of the St. John’s University School of Law (1966) and practiced corporate law in New York City from 1969 to 1975.

Allan Shu Cheuk Lam is an executive vice president and a class III director. Mr. Lam has over 24 years’ experience in the fields of banking, investment advisory, corporate finance and accounting. Since 2005, Mr. Lam has been the director of Zeuspac Capital Ltd., in Shanghai, a company he formed to provide financial advisory and restructuring services to Chinese companies. Since November 2004, Mr. Lam has been a non-executive director, audit committee member, and advisor to Teem Foundation Group Ltd., a public company listed on the Hong Kong Stock Exchange (#628) which installs fire-rated timber doors, and trades timber and logs in Africa and Asia. From January 2003 to August 2005, Mr. Lam served as executive director for Teem Foundation Capital Company Ltd., a private company which provides corporate advisory services to companies in Greater China. Clients included Hong Kong listed companies Tien Yuan Aluminium (#8253), and Ming Yuan Co. (#233), Toronto venture exchange listed company Cathay Forest Products Inc. (CFZ.V) and Pacific Vegas Global Strategies (PVEG.PK). From 1997 to 2002, Mr. Lam served as executive director of Zeuspac Capital Bancorp a privately held merchant banking firm. Mr. Lam was responsible for advisory services, corporate restructuring, arranging finance and evaluating Chinese acquisition targets for international clients. From 1994 to 1996, Mr. Lam was the director responsible for North American Marketing for Asia Quote Data Inc. From 1987 to 1994, Mr. Lam was employed by Royal Trustco of Canada, a wholly owned subsidiary of Royal Bank of Canada, with responsibility for financial analysis, loan syndication, and project evaluation. From 1980 to 1987, Mr. Lam served in various senior positions with GEAC Computer and ASAP Computer Ltd., both international IT companies headquartered in Toronto, Canada. Mr. Lam graduated with degrees in economics and administrative services from York University of Canada in 1980 and 1983, respectively, majoring in economics, finance and administration. Mr. Lam is a Canadian citizen residing in Shanghai and is fluent in Mandarin, Cantonese and English.

Erick Yan Qi Chai is a senior vice president. Since 2000, Mr. Chai has served as the managing director of Yinlian Investment Co., Ltd., an investment and advisory company located in Beijing, China. Clients include, inter alia, Siemens and Hughes. Mr. Chai is also a partner in, and officer of, MTP Partnership, together with Messrs. Yao and Ding. MTP is a firm involved primarily in consulting in business development, merger and acquisition and business restructuring in China. Clients include, inter alia, Siemens, T-Systems of Deutsche Telekom, and Okay Airways (the first privately-owned airline in China) From 2000 to 2002, Mr. Chai served as president of Huaxunheda Datacom Co., Ltd., a security alarming and monitoring systems company in China that is the result of a model program of the China Development and Reform Commission, the China Ministry of Information Industry, the China Ministry of Treasury, and the China Ministry of Public Security. In 1994, Mr. Chai founded Tracon Laboratory in Canada, a bio-engineering research and development company that specializes in products for the Chinese market for the diagnosis of transmitted diseases. In 1997, Mr. Chai co-founded Interhealth (China) and obtained a license for Beijing Toronto International Hospital, which was the first license issued by the Chinese central government for a hospital meeting international standards. This hospital was a joint venture between Beijing Comprehensive Investment Company, owned by the Beijing Municipality, and Interhealth (China). Mr. Chai served as executive vice president of this venture for two years. In 2001 Beijing Toronto International Hospital was sold to Nanjing University Industry Park Co., Ltd. From 1991 through 1994, Mr. Chai lived in Canada and founded STC International Trading Co., which he sold in 1994. From 1983 to 1989, Mr. Chai served in various capacities, including as a business development assistant, manager and China chief representative for Carvax Corporation of Louis Dreyfus, which represented over 15 international companies in China, including companies such as Gerber, EDO Corporation, TUFTCO, Sumitomo, and Jimlar Corporation. Mr. Chai is vice chairman of Foreign Enterprise Service Company (FESCO) Overseas Association. FESCO has approximately 80,000 employees, and is the state-run firm providing comprehensive services to foreign enterprises establishing operations in China. In 1989, Mr. Chai completed an English training program at the University of British Columbia. Mr. Chai graduated from the Beijing University of Foreign Trade and Economics in 1983, majoring in international trade. Mr. Chai was born in China and is a Canadian citizen residing in Beijing. He is fluent in Mandarin and English.

Harold Zhi Ping Ding is a senior vice president. Mr. Ding is also a partner in, and officer of, MTP Partnership, together with Messrs. Yao and Chai. MTP is a firm involved primarily in consulting in business development, merger and acquisition and business restructuring in China. At MTP he is responsible for government relations. Mr. Ding is also the majority owner and chairman of Super Rich Holdings Ltd., a BVI based holding company controlling Hangzhou Chaofeng Textiles Co., Ltd. (founded in 2000) and Hangzhou Chaofeng Garments Co., Ltd (founded in 1992) in Hangzhou, China. Both of these companies are manufacturers of garments which are exported and marketed to Japanese boutiques. Prior to 1992, Mr. Ding was the founder and chairman of Zhongchao Ltd., a trading and project consulting firm. From 1980 to 1989, Mr. Ding worked for Toyoshima Co., Ltd’s Beijing representative office; and from 1983 till 1989 served as the Beijing office’s Chief Representative. From 1976 to 1980, after completing service in the Chinese army, Mr. Ding served in various positions for the Chinese Youth League, Tangshan Municipality and Tangshan Steel Company. Mr. Ding majored in language studies in Japanese at Beijing Foreign Language University from 1977 to 1979, and received a degree in international trade from the University of International Business and Economics in 1987. Mr. Ding was born in China and is now a Belize national residing in China. His business operations are based primarily in Hangzhou, China. Mr. Ding is fluent in Mandarin, Japanese and has a working knowledge of English.

Fred A. Brasch is chief financial officer and treasurer. Mr. Brasch has over 25 years of executive management, finance, accounting, auditing, tax, information technology and human resources experience in a number of different industries. Mr. Brasch has served as the chief financial officer of High Capital Funding, LLC, our principal stockholder, since January 2000. From February 1999 to December 1999 Mr. Brasch served as the temporary CFO of Clyde Bergemann, Inc., in Atlanta, Georgia. This company is a manufacturer of soot blowers used in the utility and wood pulp industries worldwide for cleaning major boiler systems. From July 1996 to January 1999, Mr. Brasch served as a sales and marketing consultant to ACI Financial Inc., an equipment leasing company in Atlanta, Georgia. In November 1989, Mr. Brasch joined AIOC, which was then a small commodities trading company in New York, as chief financial officer. In 1992 Mr. Brasch was appointed AIOC’s chief operating officer, and together with its two major shareholders helped build AIOC into a global metals trader (listed #36 on Forbes list of the 500 Largest Private Companies in the US) by 1995. During this time, Mr. Brasch aided the owners in starting a securities broker-dealer in Russia as well as three banks, one each in Ukraine, Kazakhstan and Uzbekistan. From September 1986 to November 1989 Mr. Brasch worked as an auditor for Deloitte & Touche in New York specializing in audits in the banking and broker dealer industries. From March 1980 to May 1986 Mr. Brasch worked for Ernst & Young in South Africa and Sommer Ranching in Zimbabwe in various consulting and auditing capacities. Mr. Brasch is a CPA and a member of the Georgia Society of Certified Public Accountants and The American Institute of Certified Public Accountants. He is also actively involved in various community organizations in Atlanta, Georgia.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the closing of a business combination with a target business, we will pay several of our officers and directors and/or their affiliated companies an aggregate fee of $7,500 per month for general and administrative services including office space, utilities, and secretarial support in Shanghai, China and Atlanta, Georgia. The administrative fee of $7,500 per month will be allocated among Primus Capital LLC an affiliate of Mr. Tanenbaum, our CEO; Mr. Marks, our President; MTP Holdings Ltd. an affiliate of Messrs. Yao (officer and director), Chai (officer), and Ding (officer); and Mr. Lam, an officer and director. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, or any of their respective affiliates for services rendered to us prior to or with respect to the business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on potential business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. The amount of time our officers will commit to our affairs will vary, depending on which phase we are in of our business plan.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

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Because our directors own shares of our common stock that will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to complete a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses, completing a business combination timely and securing the release of their stock.

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Our officers and directors may choose to remain with the company after the business combination. In such case, the terms of such officers’ or directors’ arrangements with the company would be based on negotiations between the parties. This may give rise to potential conflicts of interest in connection with our negotiation of the business combination. These conflicts of interest may include the negotiation of such officers’ or directors’ employment agreements or consulting agreements as part of the business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and inside directors has agreed, until the earlier of a business combination, the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or inside director, to present to us for our consideration, prior to presentation to any other entity, every suitable business opportunity.

Our management team does not believe that there are any pre-existing fiduciary obligations currently owed to other companies by our officers and directors which may interfere with the duties owed to us. Additionally, our officers and directors are not currently affiliated and have not been affiliated in the past with blank check companies.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders, officers and directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September  30, 2006, and as adjusted to reflect the sale of our common stock and Class B common stock included in the Series A units and Series B units, respectively, offered by this prospectus, treating the Class B common stock on an as-converted basis, and assuming no exercise of the Class A or Class B Warrants, by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
	Before Offering			After Offering
Name and Address of Beneficial Owner(1)	Number		Percent	Number	Percent

High Capital Funding LLC(2)(3)	342,277		40.73%	342,277	8.51%
Bernard J. Tanenbaum III	132,049		15.71%	132,049	3.28%
Michael Marks(4)	132,049		15.71%	132,049	3.28%
Allan Shu Cheuk Lam(5)	81,261		9.67%	81,261	2.02%
Anthony Ng	40,630		4.83%	40,630	1.01%
Alex Chun Yao(6)	81,261	(6)	9.67%	81,261	2.02%
Erick Yan Qi Chai(6)	81,261	(6)	9.67%	81,261	2.02%
Harold Zhi Ping Ding(6)	81,261	(6)	9.67%	81,261	2.02%
David A. Rapaport(7)	20,765		2.47%	20,765	0.52%
Fred A. Brasch(7)	10,158		1.21%	10,158	0.25%
All directors and executive officers as a group (9 persons)	840,450		100.00%	840,450	20.89%

——————

(1)

Unless otherwise indicated, the business address of Messrs. Tanenbaum, Rapaport, and Brasch is 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328. The business address of Messrs. Marks, Lam, Ng, Yao, Chai, and Ding is Suite 35226, 35th Floor, 1168 Nanjing Road West, Shanghai 200041, People’s Republic of China.

(2)

Messrs. Brasch and Rapaport share the voting power of High Capital Funding, LLC with Mr. Frank E. Hart. The business address of High Capital Funding, LLC is 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328.

(3)

Messrs. Rapaport and Brasch are affiliates of High Capital Funding, LLC.

(4)

These securities are held in the name of Gedeon International Limited. Mr. Marks has voting and dispositive control over these securities.

(5)

50% of these securities are held in the name of Supreme Ocean Development Limited. Mr. Lam has voting and dispositive control over these securities.

(6)

These securities are held in the name of MTP Holdings Ltd. and represent the aggregate amount held by Messrs. Yao, Chai, and Ding. Mr. Yao is a director and executive officer of the company and Messrs. Chai and Ding are executive officers.

(7)

Does not include securities held by High Capital Funding, LLC, of which Messrs. Rapaport and Brasch are affiliates.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.9% of our aggregate issued and outstanding shares of common stock and Class B common stock, which votes as one class other than in connection with a proposed business combination for which only the Class B common stock votes, assuming no purchases in this offering. Because of this ownership block, these stockholders will be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

The 750,000 shares of our common stock purchased by our management and principal stockholder prior to this offering at $0.03 per share will be placed in escrow with Continental Stock Transfer and Trust Company, as escrow agent, until the earliest of:

•

three years following the date of this prospectus;

•

our liquidation; or

•

the completion of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

The 90,450 shares of common stock and the 452,250 Class A Warrants underlying the Series A Units purchased by our management and principal stockholder at $8.00 per unit prior to this offering will also be place in escrow with Continental Stock Transfer and Trust Company until the earliest of:

•

the completion of a business combination; or

•

our liquidation

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except that holders may transfer their shares to their beneficial owners or make transfers to their spouses and children, trusts or family partnerships established for their benefit, or to a transferee that does not affect beneficial ownership, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to complete a business combination and liquidate, it is probable that none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The Class A and Class B warrants may trade separately on the 90th day after the date of this prospectus unless the Representatives determine that an earlier date is acceptable. In no event will the Representatives allow separate trading of the common stock and Class A and Class B warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We consider any of High Capital Funding, LLC, MTP Holdings Ltd. and Messrs. Tanenbaum, Marks, Lam, Yao, Chai, Ding, Ng, Rapaport and Brasch to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 750,000 shares of our common stock at a purchase price of $.03 per share and 90,450 Series A Units (consisting of one share of common stock and five Class A Warrants) at a purchase price of $8.00 per unit to the individuals and entities set forth below.

Name	Number of Shares of Common Stock	Number of Series A Units	Relationship to Us

High Capital Funding LLC	290,625	51,652	Messrs. Rapaport and Brasch are affiliates of High Capital Funding, LLC.
Bernard J. Tanenbaum III	121,875	10,174	Chief Executive Officer and Director
Michael Marks(1)	121,875	10,174	President and Director
MTP Holdings Ltd.(2)	75,000	6,261	Executive Officers and Director(1)
Allan Shu Cheuk Lam(3)	75,000	6,261	Executive Vice President and Director
Anthony Ng	37,500	3,130	Chairman of the Board of Directors
David A. Rapaport	18,750	2,015	Secretary and Director
Fred A. Brasch	9,375	783	Chief Financial Officer

——————

(1)

These securities are held in the name of Gedeon International Limited. Mr. Marks has voting and dispositive control over these securities.

(2)

These securities are held in the name of MTP Holdings Ltd. and represent the aggregate amount beneficially owned by Messrs. Yao, Chai, and Ding. Mr. Yao is a director and executive officer of the company and Messrs. Chai and Ding are executive officers.

(3)

These securities are held 50% in the name of Supreme Ocean Development Limited, of which Mr. Lam has voting and dispositive control, and 50% by Mr. Lam directly.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares for resale pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

The payment to several of our officers and directors and/or their affiliated companies of aggregate fees of $7,500 per month for general and administrative services including office space, utilities, and secretarial support in Shanghai, China and Atlanta, GA. The administrative fee of $7,500 per month is allocated among Primus Capital LLC an affiliate of Mr. Tanenbaum, our CEO; Mr. Marks, our President; MTP Holdings Ltd. an affiliate of Messrs. Yao (officer and director), Chai (officer), and Ding (officer); and Mr. Lam, an officer and director.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. As of the date of this prospectus, the out-of-pocket expenses currently owed by us to our officers and directors are estimated to be less than $1,000.

Other than the $7,500 per month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 15,000,000 shares of common stock, par value $.001, 5,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 840,450 shares of common stock are outstanding, held by nine record holders. No shares of Class B common stock or preferred stock are currently outstanding.

Series A and Series B Units

Each Series A unit consists of one share of common stock and five Class A warrants. Each Series B unit consists of one share of Class B common stock and one Class B warrant. Each Class A warrant and Class B warrant entitles the holder to purchase one share of common stock. The common stock, the Class B common stock, and the Class A and Class B warrants will begin to trade separately on the 90th day after the date of this prospectus unless the Representatives inform us of their decision to allow earlier separate trading, provided that in no event may the common stock, Class B common stock and Class A warrants or Class B warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, which includes this audited balance sheet as soon as practicable after the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock and Class B Common Stock

We have two classes of common stock, common stock and Class B common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination, and will vote as one class on all such issues. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, each outstanding share of Class B common stock will be automatically converted into a share of common stock unless the holder exercises the conversion rights described elsewhere herein. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if the holders of a majority of the Class B shares cast at the meeting to approve the business combination vote in favor of the business combination and Class B stockholders owning less than 20% of the Class B shares sold in this offering vote against the business combination and exercise conversion rights discussed elsewhere herein. In connection with the vote required for any business combination, all of our officers and directors who purchase Class B shares in this offering or following this offering in the open market, may vote their Class B shares in any manner they determine, in their sole discretion.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors for any given year.

If we are forced to liquidate prior to a business combination, we will distribute to all of our Class B stockholders an aggregate sum equal to $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company). Our remaining net assets, if any, including any amounts remaining in the trust fund after payment of the $8.24 per Class B share, plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any federal or state taxes due by the company), will be distributed to the holders of our common stock.

If we are forced to liquidate prior to a business combination, we expect that the costs associated with the implementation and completion of our plan of dissolution and distribution will be approximately $125,000 and will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If these assets are not sufficient, we will pay the costs from the interest earned on the trust account after taxes that is not distributed to us for operations, which will reduce the amounts available to our Class B and common stockholders.

However, in connection with a liquidation, we cannot predict with certainty: (a) the potential claims or lawsuits that may be brought against us; (b) what waiver agreements, if any, we will obtain from vendors, service providers and prospective target businesses; (c) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; and (d) our ability to ensure that the proceeds held in trust are not reduced by claims of target businesses or vendors. As such, it is possible that foregoing claims could result in a reduction of the principal in the trust account, which would reduce the amounts payable to our Class B stockholders in a liquidation below $8.24 per share. In the event of a liquidation, our officers, directors, and initial stockholder have agreed to indemnify us from any third party claims against us that would reduce the amount of funds held in trust, on a several basis, in proportion to their ownership interest in our Series A Units prior to this offering.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although we will not, prior to a business combination, issue preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to complete a business combination, subject to the approval of the Representatives. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Class A and Class B Warrants

There are currently 452,250 Class A warrants outstanding. There are currently no Class B warrants outstanding. Each Class A warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

Each Class B warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The Class A and Class B warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time. The Class A and Class B warrants provide that, if no registration statement is effective permitting the sale of the shares of common stock underlying the warrants, that the warrants may be exercised on a cashless basis commencing one year after such warrants are initially exercisable.

We may call the Class B warrants for redemption,

•

in whole and not in part;

•

at a price of $.01 per Class B warrant at any time after the Class B warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each Class B warrantholder; and

•

if, and only if, (a) the reported last sale price of the common stock equals or exceeds $16.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the Class B warrantholders, and (b) during each day of the foregoing 30 trading day period and through the date we exercise our redemption right we must have an effective registration statement with a current prospectus on file with the SEC pursuant to which the underlying common stock may be sold.

The Class A and Class B warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class A and Class B warrants.

The exercise price and number of shares of common stock issuable on exercise of the Class A and Class B warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class A and Class B warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.

The Class A and Class B warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of Class A and Class B warrants being exercised. The Class A and Class B warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Class A or Class B warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Class A and Class B warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Class A or Class B warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Class A and Class B warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Class A and Class B warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the Class A and Class B warrants until the expiration of the Class A and Class B warrants. However, we cannot assure you that we will be able to do so. The Class A and Class B warrants may be deprived of any value and the market for the Class A and Class B warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the Class A and Class B warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class A and Class B warrants reside.

No fractional shares will be issued upon exercise of the Class A or Class B warrants. However, we will pay to the Class A or Class B warrantholder, in lieu of the issuance of any fractional share that is otherwise issuable to the Class A or Class B warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

We have agreed to sell to the representatives of the underwriters an option to purchase up to a total of 18,000 Series A units at a per-unit price of $10.00 and/or up to a total of 300,000 Series B units at a per-unit price of $10.00. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and income, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all income, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our Class A and Class B warrants is Continental Stock Transfer and Trust Company located at 17 Battery Place, New York, New York 10004. The transfer agent’s telephone number is (212) 509-4000. Its facsimile number is (212)509-5150.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 1,020,450 shares of common stock outstanding, or 1,047,450 shares of common stock if the Representatives’ over-allotment option is exercised in full, and 3,000,000 shares of Class B common stock outstanding, or 3,450,000 shares of Class B common stock if the Representatives’ over-allotment is exercised in full. Of these shares, the 180,000 shares of common stock sold in this offering, or 207,000 shares of common stock if the over-allotment option is exercised, and 3,000,000 shares of Class B common stock sold in this offering, or 3,450,000 shares of Class B common stock if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 840,450 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those 840,450 shares will be eligible for sale under Rule 144 prior to [         ], 2007. Notwithstanding this, the 750,000 shares of our common stock purchased by our management and principal stockholder prior to this offering at $0.03 per share have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions. The 90,450 shares of common stock and the 452,250 Class A Warrants underlying the Series A Units purchased by our management and principal stockholder at $8.00 per unit prior to this offering will also be place in escrow with Continental Stock Transfer and Trust Company until the earliest of the completion of a business combination or our liquidation. Additionally, all of our officers, directors, consultants and principal stockholders that own any of our securities (including warrants, options and common stock) as of the effective date of this prospectus have agreed that without the consent of the Representatives, under lock-up agreements, not to sell, transfer or otherwise dispose of any of the 750,000 shares of our common stock purchased by our management and principal stockholder prior to this offering at $0.03 per share for a period of three years from the effective date of this prospectus or any longer period required by the NASD, the Nasdaq Stock Market or any state.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will include the outstanding Class B common stock outstanding on an as-converted basis; and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 840,450 issued and outstanding shares of common stock and warrants to purchase 452,250 shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Indemnification Matters

Our certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the Board of Directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the Board of Directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by our certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Our certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which I-Bankers Securities, Inc., Newbridge Securities Corp., and Westminster Securities Corporation are acting as Representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis, the number of Series A units and Series B units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Series A Units	Number of Series B Units

I-Bankers Securities, Inc.
Newbridge Securities Corp.
Westminster Securities Corporation
Total	180,000	3,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

All of our officers, directors, and principal stockholders that own any of our securities (including warrants, options and common stock) as of the date of this prospectus have agreed that without the consent of the Representatives, under lock-up agreements, they will not sell, transfer or otherwise dispose of any of the (i) 750,000 shares of our common stock purchased prior to this offering at $0.03 per share for a period of three years from the date of this prospectus or any longer period required by the NASD or any state; and (ii) the 90,450 shares of common stock and the 452,250 Class A Warrants underlying the Series A Units purchased at $8.00 per unit prior to this offering until the earliest of the completion of a business combination or our liquidation.

State Blue Sky Information

We will offer and sell the Series A units and Series B units to retail customers only in Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the Series A units and Series B units registered for sale and will not sell the Series A units or Series B units in these states until such registration is effective.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho, Oregon, and Pennsylvania may purchase the Series A units and Series B units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the Series A units and Series B units, from and after the effective date, and the common stock, Class B common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments to qualify for an exemption from state registration requirements and permit the resale of the Series A units and Series B units, and the common stock, Class B common stock and warrants comprising the units, once they become separately transferable:

•

Alabama, Arizona, California, Delaware, Florida, Georgia, Hawaii, Louisiana, Maine, New York, Ohio and Virginia.

The following states permit the resale of the Series A units and Series B units, and the common stock, Class B common stock and warrants comprising the units, once they become separately transferable, however, these states may require notice filings and fees as permitted under the National Securities Markets Improvement Act:

•

Indiana, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, New Jersey, New Mexico, North Carolina, Utah, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the Series A units and Series B units, and the common stock, Class B common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made under the National Securities Markets Improvement Act and fees paid:

•

Alaska, the District of Columbia, Illinois, Kentucky, Michigan, New Hampshire, Rhode Island, Tennessee and Vermont.

As of the date of this prospectus, we have not determined which states we will submit the required notice filing and applicable fee to in order to take advantage of this exemption. Additionally, if any of the states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Despite exemption from state registration provided by the National Securities Markets Improvement Act, described above, or provided by another state law exemption, the following states, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not exempt the registration of resales in their states of securities issued in blank check offerings :

•

Arkansas, Connecticut, Iowa, Idaho, Kansas, Nebraska, Nevada, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota and Texas.

However, we believe the Series A units and Series B units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states based on registration of the Series A units and Series B units, common stock, Class B common stock, Class A warrants and Class B warrants in those states or the availability of an applicable self-executing exemption from the state’s registration requirements:

•

immediately in Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island;

•

commencing 90 days from the date of this prospectus in Arizona, California, Louisiana, Virginia; and

•

commencing 180 days from the date of this prospectus in Alabama.

We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

Pricing of Securities

We have been advised by the Representatives that the underwriters propose to offer the Series A units and Series B units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[       ] per Series A unit and $[       ] per Series B unit and the dealers may reallow a concession not in excess of $[       ] per Series A unit and $[       ] per Series B unit to other dealers. After consummation of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.

Prior to this offering there has been no public market for any of our securities. The public offering price of the Series A units and Series B units and the terms of the Class A and Class B warrants were negotiated between us and the Representatives. Factors considered in determining the prices and terms of the Series A units and Series B units, including the common stock and Class A and Class B warrants underlying the units, include:

•

the history and prospects of companies whose principal business is effecting business combinations with other companies;

•

prior offerings of those companies;

•

our prospects for completing a business combination with an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters options, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 27,000 additional Series A units and 450,000 additional Series B units for the sole purpose of covering over-allotments, if any. The over-allotment options will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise those options if the underwriters sell more Series A units or Series B units than the total number set forth in the table above. If any Series A units or Series B units underlying the options are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Series A Unit	Per Series B Unit	Without Over- Allotment Option	With Over- Allotment Option

Public Offering Price	$8.00	$8.00	$25,440,000	$29,256,000
Discount(1)	$0.56	$0.56	$1,780,800	$2,047,920
Non-Accountable Expense Allowance(2)	$0.08	$0.08	$254,400	$254,400
Proceeds before expenses(3)	$7.36	$7.36	$23,404,800	$26,953,680

——————

(1)

$0.32 per share or $1,017,600 ($1,170,240 if the over-allotment option is fully exercised) of the discount is deferred until the completion of a business combination, less $0.32 for each Class B share converted to cash in connection with our business combination. If there is no business combination within 24 months from the IPO closing these amounts will be distributed to the holders of Class B common stock.

(2)

Non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)

The offering expenses are estimated at $378,800.

Purchase Option

We have agreed to sell to the Representatives, for $100, an option to purchase up to a total of 18,000 Series A units and 300,000 Series B units. The Series A Units and Series B Units that would be issued upon the exercise of this option are identical to those offered by this prospectus, provided that the exercise price of the Class A Warrants and Class B Warrants underlying the Series A Units and Series B Units, respectively, will have an exercise price of $6.25 per share (125% of the exercise price of the Class A Warrants and Class B Warrants included in the units sold in this offering) .. This option is exercisable at $10.00 per Series A unit and Series B unit commencing on the later of the completion of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a period of one hundred eighty days from the effective date of the offering except to officers and partners of the Representatives and members of the selling group and or their officers and partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock, preferred stock or other securities at a price below its exercise price.

Warrant Solicitation Fee

We have engaged I-Bankers Securities, Inc., Newbridge Securities Corp., and Westminster Securities Corporation, the Representatives, on a non-exclusive basis, as our agents for the solicitation of the exercise of the Class A and Class B warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the Representatives for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Class A and Class B warrants, the Representatives’ services may also include disseminating information, either orally or in writing, to the Class A and Class B warrantholders about us or the market for our securities, and assisting in the processing of the exercise of Class A and Class B warrants. No compensation will be paid to the Representatives upon the exercise of the Class A or Class B warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the Class A or Class B warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the Class A or Class B warrants are held in a discretionary account;

•

the Class A or Class B warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to the Class A or Class B warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the Representatives may engage in syndicate covering transactions by purchasing our securities in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The Representatives may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted the Representatives the right to have a designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The Representatives have not named a designee as of the date of this prospectus.

The underwriters have agreed to pay Greenwood Partners, L.P., a member of the syndicate, a fee of $20,000 in connection with their assistance in structuring this offering.

We have not engaged any underwriter, nor has any underwriter provided any services to us, in connection with the introduction to a potential target business or additional capital raising activities. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering (excluding the warrant solicitation fee discussed above); however, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future at which time we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Cozen O’Connor, PC. Arnstein & Lehr is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Middle Kingdom Alliance Corp. as of September  30, 2006 and for the period from January 17, 2006 (date of inception) to September  30, 2006 appearing in this prospectus have been included herein in reliance upon the report, which includes an emphasis of a matter paragraph relating to a substantial doubt about the ability of Middle Kingdom Alliance Corp. to continue as a going concern, of Weiser LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

Page
Contents
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements
Balance Sheet as of September 30, 2006	F-3
Statement of Operations for the period from January 17, 2006 (date of inception) to September 30, 2006	F-4
Statement of Stockholders’ Equity for the period from January 17, 2006 (date of inception) to September 30, 2006	F-5
Statement of Cash Flows for the period from January 17, 2006 (date of inception) to September 30, 2006	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Middle Kingdom Alliance Corp.

We have audited the accompanying balance sheet of Middle Kingdom Alliance Corp. (a development stage company) (the “Company”) as of September 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from January 17, 2006 (date of inception) to September  30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Middle Kingdom Alliance Corp. as of September  30, 2006 and the results of its operations and its cash flows for the period from January 17, 2006 (date of inception) to September  30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Middle Kingdom Alliance Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no revenue and a deficit accumulated during the development stage that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEISER LLP

New York, New York
November 9, 2006

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

BALANCE SHEET
September  30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$646,445
Noncurrent assets:
Deferred offering costs	276,358
Total assets	$922,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$217,984
Total current liabilities	$217,984
COMMITMENTS
Stockholders’ equity:
Preferred stock – $.001 par value; Authorized 1,000,000 shares; none issued	$—
Common stock – $.001 par value; Authorized 15,000,000 shares; Issued and outstanding 840,450	840
Class B common stock – $.001 par value; Authorized 5,000,000 shares; none issued	—
Additional paid-in capital	745,260
Deficit accumulated during development stage	(41,281)
Total stockholders’ equity	704,819
Total liabilities and stockholders’ equity	$922,803

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

STATEMENT OF OPERATIONS
For the Period from January 17, 2006
(Date of Inception) to September  30, 2006

Operating expenses:
Administrative, legal and formation costs	$(46,140)
Net loss from operations	(46,140)
Interest income	4,859
Net loss	$(41,281)
Weighted average number of shares outstanding	725,803
Net loss per share – basic and diluted	$(0.06)

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from January 17, 2006
(Date of Inception) to September  30, 2006

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount

Issuances of common stock for cash to founders at $.03 per share (from February 15, 2006 to September 30, 2006)	750,000	$750	$21,750	$—	$22,500
Issuances of Series A units for cash to founders at $8.00 per unit (from February 15, 2006 to September 30, 2006)	90,450	90	723,510		723,600
Net loss				(41,281)	(41,281)
Balance – September 30, 2006	840,450	$840	$745,260	$(41,281)	$704,819

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

STATEMENT OF CASH FLOWS
For the Period from January 17, 2006
(Date of Inception) to September  30, 2006

Cash flows from operating activities:
Net loss	$(41,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	24,725
Net cash used in operating activities	(16,556)
Cash flows from financing activities:
Issuances of common stock and warrants to founders	746,100
Deferred offering costs	(83,099)
Net cash provided by financing activities	663,001
Net increase in and cash and cash equivalents at end of period	$646,445
Supplemental disclosure of non-cash financing and investing activities:
Accrual of deferred offering costs	$193,258

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern Consideration

Organization and operations:

Middle Kingdom Alliance Corp. (a development stage company) (the “Company”) was incorporated in Delaware on January 17, 2006. The Company was formed to complete a merger, capital stock exchange, asset purchase or other similar business combination (“Business Combination”) with a company in an unspecified industry with principal or substantial operations in the People’s Republic of China (“China”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company’s ability to begin its planned principal operations is dependent upon the completion of a financing. The Company has selected December 31 as its year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a private placement (the “Private Placement”) and the proposed initial public offering of its Units (the “Public Offering’’). The Private Placement and the Public Offering together are hereinafter referred to as the “Proposed Offerings” (see Note 3). Substantially all of the net proceeds of the Proposed Offerings are intended to be generally applied toward consummating a merger, capital stock exchange, asset purchase or similar Business Combination in an unspecified industry with principal or substantial operations in China. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offerings, an amount equal to one hundred and three percent (103%) of the gross proceeds from the sale of the Series B Units ($8.24 per Series B Unit), will be held in a trust account (the “Trust Fund’’) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence associated with a Business Combination and continuing general and administrative expenses. The Company, after signing a definitive agreement for a merger, capital stock exchange, asset purchase or other similar Business Combination with a company, will submit such transaction for stockholder approval. The Business Combination will proceed only if more than 50% of the Class B common stockholders, present in person or by proxy at the meeting, vote in favor of the Business Combination and less than 20% of the Class B common stockholders vote against the Business Combination and exercise their conversion rights to redeem their shares for cash.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offerings, or 24 months from the consummation of the Proposed Offerings if certain extension criteria have been satisfied (the “Acquisition Period’’), the proceeds held in the Trust Fund will be distributed to the Company’s Class B common stockholders. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (excluding the Trust Fund assets) will be less than the initial Private Placement and Public Offering price per common stock.

Going concern consideration:

At September  30, 2006, the Company had $646,445 in cash and working capital of $428,461, excluding deferred offering costs to date of $276,358. Further, the Company had no revenue and has incurred, and expects to continue to incur, significant costs in pursuit of its principal operations, resulting in a deficit. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offerings are consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the 24 months from the consummation of the Proposed Offerings. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

[a.] Cash and cash equivalents:

The Company has defined cash and cash equivalents as highly liquid investments with original maturities of less than ninety days. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of September  30, 2006, the amount in excess of FDIC insurance was approximately $547,000. The Company has not experienced any losses in such accounts.

[b.] Net loss per common share:

Net loss per share has been computed by dividing net loss for the period by the weighted average number of common shares outstanding for the period.

[c.] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d.] Income taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. As of September  30, 2006, a deferred income tax asset of approximately $6,200 relating to the Company’s net operating loss of $41,281, is offset by a full valuation allowance based upon a lack of earnings history for the Company. The net operating loss can be carried forward to future years, up to 2026.

[e.] Deferred offering costs:

Deferred offering costs consist principally of legal and related expenses incurred through the balance sheet date that are related to the Proposed Offerings. Upon consummation of the Proposed Offerings, the Company intends to offset these costs against the proceeds from the Proposed Offerings. Should the Proposed Offerings prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expense.

[f.] New accounting pronouncements:

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on its financial position or results of operations.

Note 3 — Proposed Offerings and Underwriters Purchase Option

The Public Offering calls for the Company to offer for public sale up to 180,000 Series A Units at $8.00 per unit and 3,000,000 Series B Units at $8.00 per unit. Each Series A Unit consists of one share of the Company’s common stock, $.001 par value, and five non- redeemable common stock purchase Class A warrants. Each Series B Unit consists of one share of the Company’s Class B common stock, $.001 par value, and one redeemable common stock purchase Class B warrant.

Each Class A warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Public Offering or (b) the completion of a Business Combination with a company, and expiring seven years from the date of the Prospectus

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offerings and Underwriters Purchase Option – (continued)

Each Class B warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Public Offering or (b) the completion of a Business Combination with a company, and expiring seven years from the date of the Prospectus or earlier upon redemption.

The Company has a right to redeem the outstanding Class B warrants after the consummation of a Business Combination if there is an effective registration statement with a current prospectus on file providing for the resale of the underlying shares of common stock, in whole and not in part, at a price of $.01 per Class B warrant at any time after the Class B warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, (a) the reported last sales price of the common stock equals or exceeds $16.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the Class B Warrant holders and  (b) during each day of the foregoing 30 trading day period and through the date we exercise our redemption right we must have an effective registration statement with a current prospectus on file with the SEC pursuant to which the underlying common stock may be sold .. If the Company calls the Class B warrants, the holders will either have to exercise the warrants by purchasing the common stock from the Company or the warrants will be redeemed at $.01 per warrant.

The Warrants can be exercised (i) by the Warrantholder paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for common stock, and the issuance of the common stock or (ii) in the event that the Board of Directors of the Company, in their sole discretion, determine that the Warrants may be exercised on a “cashless basis”, by surrendering his or her Warrant for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrant, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offerings, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Private Placement consists of the sale by the Company to its principal stockholder, officers and directors of 90,450 Series A Units at $8.00 per unit. The Series A Units consist of one share of the Company’s common stock, $.001 par value, and five non- redeemable common stock purchase Class A warrants. The Series A Units sold in the Private Placement are identical to the Series A Units to be sold in the Public Offering.

The Company will pay the underwriters in the Public Offering an underwriting discount of 7.0% of the gross proceeds of the Public Offering ($1,780,800) and a non-accountable expense allowance of 1% of the gross proceeds of the Public Offering ($254,400). The underwriters have agreed to defer and deposit 4% of the gross proceeds attributable to the underwriting discount ($0.32 per Series A Unit and $0.32 per Series B Unit, $1,017,600 ) into the Trust Fund until the completion of a Business Combination. They have further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a Business Combination.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offerings and Underwriters Purchase Option – (continued)

In addition, the Company has agreed to sell to the Representatives of the underwriters, for $100, an option to purchase up to a total of 18,000 Series A Units at a per-unit price of $10.00 and/or up to a total of 300,000 Series B Units at a per-unit price of $10.00. The Series A Unit and Series B Unit that would be issued upon the exercise of this option are identical to those offered by this prospectus, provided that the exercise price of the Class A Warrants and Class B Warrants underlying the Series A Units and Series B Units, respectively, will have an exercise price of $6.25 per share (125% of the exercise price of the Class A Warrants and Class B Warrants included in the units sold in this offering). This option is exercisable at $10.00 per Series A Unit and Series B Unit on the later of the completion of a Business Combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a period of one hundred eighty days from the effective date of the offering except to officers and partners of the underwriters and members of the selling group and/or their officers and partners. The option has a life of five years from the effective date. The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The sale of the option is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which would result in an increase in the Company’s cash position and shareholders’ equity by the $100 proceeds from the sale. Notwithstanding anything to the contrary contained in the Representatives’ Unit Purchase Option, in no event will the Company be required to net cash settle the exercise of the Representatives’ Unit Purchase Option or the Warrants underlying the Unit Purchase Option. The holder of the Representatives’ Unit Purchase Option and the Warrants underlying the Representatives’ Unit Purchase Option will not be entitled to exercise the Representatives’ Unit Purchase Option or the Warrants underlying such Unit Purchase Option unless a registration statement is effective, or an exemption from the registration requirements is available at such time and, if the holder is not able to exercise the Representatives’ Unit Purchase Option or underlying Warrants, the Representatives’ Unit Purchase Option and/or the underlying Warrants, as applicable, will expire worthless.

The Company has determined based upon a trinomial model, that the estimated fair value of the option on the date of sale would be approximately $14.3365 (unaudited) per Series A Unit and approximately $2.8673 (unaudited) per Series B Unit or an aggregate of $258,056 (unaudited) for the Series A Units and an aggregate of $860,187 (unaudited) for the Series B Units, assuming an expected life of five years, volatility of 40.0899% and a risk-free interest rate of 5.1455%. Given the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above. The volatility calculation of 40.0899% is based on the latest five year average volatility of 67 companies drawn from 146 companies listed on the Shanghai Stock Exchange that had been trading for at least five years and that had market capitalizations ranging from $25 million to $151 million (the “Index”). The 67 companies comprising the Index are the companies with the highest, the lowest, and the midpoint market capitalizations (where available) within 25 industry sectors. Because the Company does not have a trading history, the Company estimated the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. This calculation used the month end closing prices for the five year period ended September  2006. The Company referred to the latest five year average volatility of the Index because management believes that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if the Company does not consummate a business combination within the prescribed time period and liquidates, this option would become worthless.

MIDDLE KINGDOM ALLIANCE CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offerings and Underwriters Purchase Option – (continued)

Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase up to a total of 18,000 Series A Units and/or up to a total of 300,000 Series B Units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) from the effective date of the offering except to officers and partners of the underwriters and members of the selling group and/or their officers and partners.

Note 4 — Bank Line of Credit

On June 30, 2006, the Company received a proposed commitment for a $250,000 line of credit from Wachovia Bank, of which we anticipate using approximately $70,000 to pay offering expenses not paid from the proceeds of the Proposed Offering and the remainder would be used to finance the Company’s general working capital needs. In accordance with the terms of the proposed commitment, the line of credit will mature in 24 months, from the closing of this offering and will bear interest at LIBOR plus 2% with interest payable monthly and the outstanding principal and interest due and payable at maturity. In accordance with the proposed commitment, the bank must authorize all distributions to the Company to the extent that the aggregate sum of interest distributed to the Company from the trust fund exceeds $900,000.

Note 5 — Related Party Transaction

The Company has agreed to pay several of the officers and directors and/or their affiliated companies an aggregate monthly fee of $7,500 for general and administrative services including office space, utilities, and secretarial support in Shanghai, China and Atlanta, Georgia from the effective date of the Proposed Offerings through the completion of a Business Combination. The administrative fee of $7,500 per month is allocated among Primus Capital LLC, an affiliate of Mr. Tanenbaum, CEO; Mr. Marks, President; MTP Holdings Ltd. an affiliate of Messrs. Yao (officer and director), Chai (officer), and Ding (officer); and Mr. Lam, an officer and director.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

Until               , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$25,440,000 MIDDLE KINGDOM ALLIANCE CORP. 180,000 Series A Units 3,000,000 Series B Units

No dealer, salespersons or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances create any implication that the information is correct as of any time subsequent to the date of this prospectus.

TABLE OF CONTENTS		PROSPECTUS

		I-Bankers Securities, Inc. Newbridge Securities Corp. Westminster Securities Corporation
Prospectus Summary	1
The Offering	3
Summary Financial Data	9
Risk Factors	10
Use of Proceeds	26
Dilution	29
Capitalization	30
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Proposed Business	33
Management	47
Principal Stockholders	52
Certain Transactions	54
Description of Securities	55
Shares Eligible for Future Sale	58
Underwriting	60
Legal Matters	64
Experts	64
Where You Can Find Additional Information	64
Index to Financial Statements	F-1	, 2006

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representatives’ non-accountable expense allowance) will be as follows:

SEC Registration Fee	$6,300
NASD filing fee	$3,000
Printing and engraving expenses	$68,800
Legal fees and expenses (including blue sky services
and expenses)	$200,000
Accounting fees and expenses	$25,000
Miscellaneous	$75,700
Total	$378,800

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph twelve of our certificate of incorporation provides:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Representatives and the Representatives have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

In February 2006, we issued 750,000 shares of our common stock at a purchase price of $.03 per share and 90,450 Series A Units (each unit consisting of one share of common stock and five Class A warrants) at a purchase price of $8.00 per unit to the individuals and entities set forth below.

		Series A Units
Name	Number of Shares of Common Stock	Common Stock Underlying Series A Units	Class A Warrants Underlying Series A Units

High Capital Funding LLC	290,625	51,652	258,260
Bernard J. Tanenbaum, III	121,875	10,174	50,870
Michael Marks(1)	121,875	10,174	50,870
MTP Holdings Ltd(2)	75,000	6,261	31,305
Allan Shu Cheuk Lam(3)	75,000	6,261	31,305
Anthony Ng	37,500	3,130	15,650
David A. Rapaport	18,750	2,015	10,075
Fred A. Brasch	9,375	783	3,915
	750,000	90,450	452,250

——————

(1)

These securities are held in the name of Gedeon International Limited. Mr. Marks has voting and dispositive control over these securities.

(2)

These securities are held in the name of MTP Holdings Ltd. and represent the aggregate amount held by  Messrs. Yao, Chai, and Ding. Mr. Yao is a director of the company and Messrs. Chai and Ding are executive officers.

(3)

These securities are held 50% in the name of Supreme Ocean Development Limited of which Mr. Lam has voting and dispositive control, and 50% by Mr. Lam directly.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) and Regulation D of the Securities Act as they were sold to accredited investors.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement (previously filed)
3.1	Amended and Restated Certificate of Incorporation
3.2	By-laws (previously filed)
4.1	Specimen Series A Unit Certificate
4.2	Specimen Series B Unit Certificate
4.3	Specimen Common Stock Certificate
4.4	Specimen Class B Common Stock Certificate
4.5	Specimen Class A Warrant Certificate
4.6	Specimen Class B Warrant Certificate
4.7	Form of Purchase Option to be granted to Representative
4.8	Form of Class A Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
4.9	Form of Class B Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*5	Opinion of Cozen O’Connor
10.1

Form of Letter Agreement among the Registrant, Newbridge Securities, Corp., I-Bankers Securities, Inc., Westminster Securities Corporation and the stockholders, officers and directors of the Registrant

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Initial Stockholders
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
10.5	Form of Letter Agreement between Primus Capital LLC, Michael Marks, MTP Holdings LLC and Allan Lam and Registrant regarding administrative support
10.6	Line of Credit Term Sheet
23.1	Consent of Weiser LLP
23.2	Consent of Cozen O’Connor (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Registration Statement) (previously filed)

——————

*

To be filed by amendment

(b) Financial Statements

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 13th day of November, 2006.

MIDDLE KINGDOM ALLIANCE CORP.

By:	*
Name: Bernard J. Tanenbaum III Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chairman of the Board of Directors	November 13, 2006
Anthony Ng

	*	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2006
Bernard J. Tanenbaum III

	*	President and Director	November 13, 2006
Michael Marks

	*	Executive Vice President and Director	November 13, 2006
Alex Chun Yao

	/s/ David A. Rapaport	Secretary, General Counsel and Director	November 13, 2006
David A. Rapaport

	*	Executive Vice President and Director	November 13, 2006
Allan Shu Cheuk Lam

	/s/ Fred A. Brasch	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2006
Fred A. Brasch
* By	/s/ David A. Rapaport
David A. Rapaport Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement (previously filed)
3.1	Amended and Restated Certificate of Incorporation
3.2	By-laws (previously filed)
4.1	Specimen Series A Unit Certificate
4.2	Specimen Series B Unit Certificate
4.3	Specimen Common Stock Certificate
4.4	Specimen Class B Common Stock Certificate
4.5	Specimen Class A Warrant Certificate
4.6	Specimen Class B Warrant Certificate
4.7	Form of Purchase Option to be granted to Representative
4.8	Form of Class A Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
4.9	Form of Class B Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*5	Opinion of Cozen O’Connor
10.1

Form of Letter Agreement among the Registrant, Newbridge Securities, Corp., I-Bankers Securities, Inc., Westminster Securities Corporation and the stockholders, officers and directors of the Registrant

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Initial Stockholders
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
10.5	Form of Letter Agreement between Primus Capital LLC, Michael Marks, MTP Holdings LLC and Allan Lam and Registrant regarding administrative support
10.6	Line of Credit Term Sheet
23.1	Consent of Weiser LLP
23.2	Consent of Cozen O’Connor (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Registration Statement) (previously filed)

——————

*

To be filed by amendment